SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

RUBY TUESDAY, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 20, 2008

Dear Shareholders:

     You are cordially invited to attend the 2008 Annual Meeting of the shareholders of Ruby Tuesday, Inc. on Wednesday, October 8, 2008, at 11:00 a.m., Eastern Standard Time, at our Restaurant Support Center at 150 West Church Avenue, Maryville, Tennessee 37801. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement.

     As a result of rules recently adopted by the U.S. Securities and Exchange Commission, we are pleased to be furnishing our proxy materials primarily via the Internet. Instead of mailing printed copies to each shareholder, we are mailing a Notice of Internet Availability which contains instructions on how to access your proxy materials, how each shareholder can receive a paper copy of proxy materials, including this Proxy Statement, our Annual Report and a form of proxy card, and how to access your proxy card to vote through the Internet or by telephone. We believe this new process will expedite your receipt of proxy materials, lower the cost of the Annual Meeting, and help to conserve natural resources.

     We sincerely hope that you will be able to attend the meeting in person, and we look forward to seeing you. Whether or not you expect to be present, please promptly vote and submit your proxy by telephone, over the Internet or, if you receive paper copies of the proxy materials, by following the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote your own shares.

Sincerely,

RUBY TUESDAY, INC.

Samuel (Sandy) E. Beall, III
Chairman of the Board,
Chief Executive Officer and President

R U B Y T U E S D A Y , I N C .
150 West Church Avenue • Maryville, Tennessee 37801 • (865) 379-5700 • Facsimile (865) 379-6826

RUBY TUESDAY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 8, 2008

     The Annual Meeting of Shareholders of Ruby Tuesday, Inc. (the “Company”) will be held at the Company’s Restaurant Support Center at 150 West Church Avenue, Maryville, Tennessee 37801, on Wednesday, October 8, 2008, at 11:00 a.m., Eastern Standard Time (the “Annual Meeting”), for the following purposes:

1.	To elect three Class I directors for a term of three years to the Board of Directors;

2.	To approve an amendment to the Stock Incentive and Deferred Compensation Plan for Directors;

3.	To ratify the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 2, 2009; and

4.	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on August 11, 2008 are entitled to notice of, and to vote at, the Annual Meeting.

     The mailing address of the Company’s principal executive office is 150 West Church Avenue, Maryville, Tennessee 37801, and its telephone number is (865) 379-5700.

     It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting, we ask that you please promptly vote and submit your proxy either by telephone or over the Internet. If you received a paper copy of proxy materials by mail, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the Annual Meeting, you may revoke your proxy and vote your own shares.

By Order of the Board of Directors,

Scarlett May
Vice President, General Counsel
and Secretary

August 20, 2008
Maryville, Tennessee

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on October 8, 2008.

     Our Proxy Statement for the Annual Meeting of Shareholders, the proxy card, and Annual Report for fiscal year 2008 are available on the following website: http://ww3.ics.adp.com/streetlink/ri.

RUBY TUESDAY, INC.
PROXY STATEMENT
TABLE OF CONTENTS

GENERAL INFORMATION	1	PENSION BENEFITS FOR FISCAL YEAR 2008	30
INTERNET AVAILABILITY OF PROXY MATERIALS	2	Executive Supplemental Pension Plan	30
BENEFICIAL OWNERSHIP OF COMMON STOCK	2	Retirement Plan	31
PROPOSAL ONE: ELECTION OF DIRECTORS	4	SECURITIES AUTHORIZED FOR ISSUANCE
DIRECTOR AND DIRECTOR NOMINEE INFORMATION	5	UNDER EQUITY COMPENSATION PLANS	32
Director Nominees	5	POTENTIAL PAYMENTS UPON TERMINATION
Directors Continuing in Office	5	OR CHANGE IN CONTROL	32
Directors’ Independence	6	Deferred Compensation	32
2008 DIRECTOR COMPENSATION	7	Equity Awards	33
Section 16(a) Beneficial Ownership Reporting Compliance	8	Pension Benefits	34
Directors’ Fees and Attendance	8	Retiree Health Insurance Plan	35
Committees of the Board of Directors	10	Life Insurance	35
Policy with Regard to Directors’		Disability	35
Attendance at the Annual Meeting of Shareholders	12	Employment Agreement	36
Policy by Which a Presiding Director is Chosen to Chair		RELATED PARTY TRANSACTIONS	37
Executive Sessions of Non-Management Directors	12	PROPOSAL TWO: APPROVAL OF AN AMENDMENT
Procedure for Shareholder Communication with Directors	12	TO THE COMPANY’S STOCK INCENTIVE AND
CORPORATE GOVERNANCE	13	DEFERRED COMPENSATION PLAN FOR
COMPENSATION DISCUSSION AND ANALYSIS	13	DIRECTORS	38
Responsibility for Setting Executive Compensation Philosophy	13	Purpose	38
Overall Compensation Philosophy	14	Eligibility	38
Key Components of Compensation	15	Description of General Terms	38
Perquisites and Other Benefits	19	Amendments or Termination	40
Chief Executive Officer Compensation	21	Federal Income Tax Consequences	40
Deductibility of Executive Compensation	24	AUDIT COMMITTEE MATTERS	41
COMPENSATION COMMITTEE REPORT	25	Audit Committee Report	41
Board of Directors and Compensation Committee	25	Audit Committee Charter	42
SUMMARY COMPENSATION TABLE	25	Independence of Audit Committee Members	42
GRANTS OF PLAN-BASED AWARDS IN		PROPOSAL THREE:
FISCAL YEAR 2008	27	RATIFICATION OF INDEPENDENT REGISTERED
OUTSTANDING EQUITY AWARDS AT FISCAL		PUBLIC ACCOUNTING FIRM	42
YEAR-END FOR 2008	28	Accountants’ Fees and Expenses	43
OPTION EXERCISES AND STOCK VESTED IN		Determination of Auditor Independence	44
FISCAL YEAR 2008	29	SHAREHOLDER PROPOSALS	44
NONQUALIFIED DEFERRED COMPENSATION FOR		GENERAL	45
FISCAL YEAR 2008	30	ANNEX A	A-i

RUBY TUESDAY, INC.

150 West Church Avenue
Maryville, Tennessee 37801
(865) 379-5700

PROXY STATEMENT FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

     The following Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ruby Tuesday, Inc. (the “Board”), a Georgia corporation (the “Company”), of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Wednesday, October 8, 2008 at 11:00 a.m. Eastern Standard Time at the Company’s Restaurant Support Center at 150 West Church Avenue, Maryville, Tennessee and at any adjournment(s) thereof (the “Annual Meeting”).

     Any shareholder returning a proxy has the power to revoke it prior to the Annual Meeting, either by giving the Secretary of the Company written notice of revocation, by returning a later-dated proxy, or by expressing at the Annual Meeting a desire to vote in person. All shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy is returned and no specification is made, the proxy will be voted (i) in favor of the election of the three nominees for Class I director named in this Proxy Statement; (ii) in favor of an amendment to the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (“Directors’ Plan”); (iii) in favor of the ratification of the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (the “Auditors”) for the fiscal year ending June 2, 2009; and (iv) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

     If you participate in the Company’s Salary Deferral Plan (the “401(k) Plan”), your proxy card will also serve as a voting instruction card for the 401(k) Plan Trustee. If you do not provide voting instructions with respect to the shares held in the 401(k) Plan to the 401(k) Plan Trustee, those shares will not be voted. If you participate in the 401(k) Plan or maintain accounts in more than one name, you may receive more than one Notice of Internet Availability. To be sure that all shares are counted, you must vote and submit the proxy either by telephone or over the Internet or sign and return every proxy card you receive.

     The entire cost of soliciting these proxies will be borne by the Company. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. If necessary, the Company also may use some of its employees to solicit proxies from the shareholders personally or by telephone.

     August 11, 2008 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of shareholders of record holding a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. All shares represented by a valid proxy, even if authority to vote for one or more director nominees is withheld, are counted as shares present for determination of a quorum. The number of shares of outstanding Common Stock on August 11, 2008 was 52,783,684, each of which is entitled to one vote at the Annual Meeting.

     So long as a quorum is present, the election of each of the director nominees named in Proposal One requires the approval of a plurality of the votes cast in the election. For purposes of determining whether a director nominee has been elected, shares as to which authority is withheld will have no effect on the outcome of the voting. So long as a quorum is present, the number of votes cast in favor must exceed the votes against in order to (i) approve an amendment to the Directors’ Plan; (ii) ratify the selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending June 2, 2009; and (iii) approve any other business that may properly come before the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have no effect on the outcome of the voting on the election of directors, the approval of an amendment to the Directors’ Plan, the ratification of the selection of the independent registered public accounting firm, and any other business that may properly come before the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

     Under rules recently adopted by the U.S. Securities and Exchange Commission (“SEC”), the Company is furnishing proxy materials to shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. On or about August 20, 2008, the Company mailed to shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access the Company’s proxy materials, including the Proxy Statement and the Company’s Annual Report. The Notice of Internet Availability also instructs you on how to access the proxy card to vote through the Internet or by telephone.

     This new process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive the Company’s proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of August 11, 2008 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company to beneficially own more than five percent (5%) of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk (*) indicates beneficial ownership of less than one percent (1%) of the outstanding Common Stock. Unless otherwise indicated, the address for each person listed is c/o Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

	Number of Shares
Name or Group	Beneficially Owned (1)		Percent of Class (2)
FMR LLC and
Edward C. Johnson, III
82 Devonshire Street
Boston, MA 02109	7,103,312	(3)	13.46%
LSV Asset Management
1 N. Wacker Drive
Chicago, IL 60606	3,049,800	(4)	5.78%
Westport Asset Management, Inc. and
Westport Advisers LLC
253 Riverside Ave
Westport, CT 06880	2,895,000	(5)	5.48%
1346049 Ontario Limited,
Trapeze Asset Management Inc.,
Trapeze Capital Corp., and
Randall Abramson
22 St. Clair Avenue East, 18th Fl
Toronto, Ontario, Canada M4T2S3	2,639,712	(6)	5.00%
Samuel E. Beall, III	3,327,159	(7)	6.09%
Claire L. Arnold	261,177	(8)	*
Kevin T. Clayton	5,853	(9)	*
James A. Haslam, III	346,344	(10)	*
Bernard Lanigan, Jr.	261,036	(11)	*
R. Brad Martin	40,000		*
Dr. Donald Ratajczak	81,027	(12)	*
Stephen I. Sadove	93,182		*
Marguerite N. Duffy	403,771	(13)	*
Kimberly S. Grant	575,870	(14)	1.08%
Nicolas N. Ibrahim	391,560	(15)	*
Mark S. Ingram	424,754	(16)	*
All directors and executive officers as a group (15 persons)	6,901,494		12.20%

____________________

(1)	The amounts shown include: (i) shares subject to currently exercisable options and options exercisable within 60 days after August 11, 2008, held by the named persons and group as follows: Mr. Beall, 1,856,203; Ms. Arnold, 31,357; Mr. Clayton, 0; Mr. Haslam, 30,742; Mr. Lanigan, 31,336; Mr. Martin, 0; Dr. Ratajczak, 31,204; Mr. Sadove, 31,267; Ms. Duffy, 282,919; Ms. Grant, 346,826 (includes 3,391 options held by her spouse); Mr. Ibrahim, 302,919; Mr. Ingram, 293,435; and all directors and executive officers as a group, 3,772,981; (ii) restricted shares that are subject to performance criteria as follows: Mr. Beall, 619,447; Ms. Duffy, 98,155; Ms. Grant, 164,900; Mr. Ibrahim, 82,450; Mr. Ingram, 39,262; and all directors and executive officers as a group, 1,146,866; and (iii) shares held in the 401(k) Plan as follows: Mr. Beall, 23,251; Ms. Duffy, 3,103; Ms. Grant, 3,005; and all directors and executive officers as a group, 29,603. Unless otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her.

The amounts shown do not include share equivalent units credited to the accounts of the named persons and group under the Company’s Deferred Compensation Plan (the “Predecessor Plan”) which, as of August 6, 2008, were as follows: Mr. Beall, 21,328; Ms. Duffy, 2,435; Ms. Grant, 12,039 (includes 2,379 held by her spouse); Mr. Ibrahim, 14,086; Mr. Ingram, 6,860; and all directors and executive officers as a group, 63,682. These units represent deferred compensation obligations of the Company payable in shares of Common Stock upon separation of employment either in a lump sum or in installments, as determined by the Company in its capacity as plan administrator.

(2)	“Percent of Class” has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including shares subject to currently exercisable options and options exercisable within 60 days after August 11, 2008), without regard to any disclaimers of beneficial ownership by the person indicated.

(3)	The information presented is based solely on the Schedule 13G filed with the SEC by FMR LLC and Edward C. Johnson, III, reporting beneficial ownership as of February 13, 2008.

(4)	The information presented is based solely on the Schedule 13G filed with the SEC by LSV Asset Management reporting beneficial ownership as of February 12, 2008.

(5)	The information presented is based solely on the Schedule 13G filed with the SEC by Westport Asset Management, Inc. and Westport Advisors LLC reporting beneficial ownership as of February 13, 2008.

(6)	The information presented is based solely on the Schedule 13G filed with the SEC by 1346049 Ontario Limited, Trapeze Asset Management Inc., Trapeze Capital Corp., and Randall Abramson reporting beneficial ownership as of May 7, 2008.

(7)	The total amount includes 209,424 shares held in the Beall Family Ltd. Partnership, a limited partnership of which Mr. Beall is a general partner, and 13,626 shares owned by Mr. Beall’s spouse.

(8)	The total amount includes 104,500 shares owned by Ms. Arnold’s spouse, 98,700 shares of which are pledged as security and 2,353 restricted shares.

(9)	The total amount includes 2,353 restricted shares.

(10)	The total amount includes 90,484 shares held by PTC, Inc. of which Mr. Haslam is President and a 50% owner. Mr. Haslam disclaims beneficial ownership of any shares in excess of 50% of the total of such shares. The total amount also includes 26,410 shares held by Mr. Haslam and his spouse as tenants in common and 2,353 restricted shares.

(11)	The total amount includes 133,870 shares held by Conifer Partners, LLC, of which Mr. Lanigan has shared voting and investment power, 12,830 shares held in a family limited partnership, 69,066 shares held in Southeast Asset Advisors, Inc. of which Mr. Lanigan has shared voting power and no investment power, and 2,353 restricted shares.

(12)	The total amount includes 13,500 shares held in an individual retirement account by Dr. Ratajczak and 2,353 restricted shares.

(13)	Includes 19,594 shares owned by Ms. Duffy and her spouse as tenants in common.

(14)	Includes 3,246 shares owned by Ms. Grant’s spouse.

(15)	Includes 6,191 shares owned by Mr. Ibrahim and his spouse as tenants in common.

(16)	Includes 4,810 shares held by Mr. Ingram as custodian for his children and 21,900 shares held by Mr. Ingram’s spouse.

PROPOSAL ONE

ELECTION OF DIRECTORS

     The Company’s Articles of Incorporation provide for three classes of directors with staggered, three-year terms of office and require that, upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death, or removal from office. The Company’s Articles of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than three nor more than 12 directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 80% of all outstanding shares entitled to vote in the election of directors, voting together as a single class. In accordance with the Company’s Articles of Incorporation and its Bylaws, on April 2, 2008 the Board voted to expand the number of directors comprising the Board to eight and appointed R. Brad Martin to serve as a Class I director. The terms of office of the Class I directors expire at the Annual Meeting. The Board of Directors has nominated James A. Haslam, III, R. Brad Martin, and Stephen I. Sadove, to serve in Class I of the Board of Directors for a term of three years. The Class II directors and the Class III directors have one year and two years, respectively, remaining on their terms of office.

     It is intended that persons named in the accompanying form of proxy will vote for the three nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

DIRECTOR AND DIRECTOR NOMINEE INFORMATION

     The directors and director nominees have supplied the Company with the following information concerning their age, principal employment, other directorships, and positions with the Company.

Director Nominees

CLASS I – TERM EXPIRING 2011

JAMES A. HASLAM, III
Director of the Company since 1999          Age: 54

     Mr. Haslam has been President and Chief Executive Officer of Pilot Travel Centers, LLC, a nationwide operator of travel centers, since September 2001. Mr. Haslam served as Chief Executive Officer of Pilot Corporation, an operator of convenience stores and travel centers in 36 states, from July 1995 to September 2001. From 1976 to 1995, Mr. Haslam was Executive Vice President of Pilot Corporation. Mr. Haslam also serves as a director of First Horizon National Corporation and Dillard’s Inc.

R. BRAD MARTIN
Director of the Company since 2008          Age: 56

     Mr. Martin served as the Chairman and Chief Executive Officer of Saks Incorporated from 1989 until January 2006 and remained Chairman until May 2007. Mr. Martin also serves as a director of Gaylord Entertainment, First Horizon National Corporation, lululemon athletica, inc. and Dillard’s, Inc.

STEPHEN I. SADOVE
Director of the Company since 2002          Age: 57

     Mr. Sadove has served as Chief Executive Officer of Saks Incorporated since January 2006 and assumed the position of Chairman of the Board in May 2007. Before becoming Chief Executive Officer, Mr. Sadove served Saks Incorporated as Vice Chairman from 2004 to 2006 and Chief Operating Officer from 2002 to 2006. Prior to his position with Saks Incorporated, Mr. Sadove served as Senior Vice President of Bristol-Myers Squibb Company and as President of Worldwide Beauty Care from September 2000 to January 2001; as Senior Vice President of Bristol-Myers Squibb Company and as President of Worldwide Beauty Care and Nutritionals from 1998 to September 2000; as President of Worldwide Beauty Care from 1995 to 1998; and as President of Clairol, Inc. from 1991 to 1995. Mr. Sadove also serves as a director of Colgate-Palmolive Co.

Directors Continuing in Office

CLASS II – TERM EXPIRING 2009

CLAIRE L. ARNOLD
Director of the Company since 1994          Age: 61

     Ms. Arnold has been Chair and Chief Executive Officer of Leapfrog Services, Inc., a privately-held technical outsourcing company, since April 1998. Ms. Arnold served as President and Chief Executive Officer of Nicotiana Enterprises, Inc., a family holding company, from November 1992 to April 1994. Prior to that, Ms. Arnold was Chair and Chief Executive Officer of NCC L.P. from August 1979 to November 1992. Ms. Arnold also serves as a director of Schweitzer-Mauduit International, Inc.

KEVIN T. CLAYTON
Director of the Company since 2006          Age: 45

     Mr. Clayton has served as President and Chief Executive Officer of Clayton Homes, Inc. (a Berkshire Hathaway Company) since 1999. Prior to serving as President and Chief Executive Officer, Mr. Clayton served as Chief Operating Officer of Clayton Homes, Inc. from 1997 to 1999 and as Vice President of Clayton Homes, Inc. and President of Vanderbilt Mortgage and Finance, Inc. from 1995 until 1997.

DR. DONALD RATAJCZAK
Director of the Company since 1981          Age: 65

     Dr. Ratajczak is a consulting economist who, from May 2000 until April 2003, was Chairman and Chief Executive Officer of BrainWorks Ventures, Inc. (formerly known as Auric Metals Corporation), a company that provided investment and advisory services for startup technology companies. From July 1973 until his retirement in June 2000, Dr. Ratajczak served as Professor and Director of the Economic Forecasting Center at Georgia State University. Dr. Ratajczak also serves as a director of Crown Crafts, Inc., Citizens Trust Bank, and AssuranceAmerica Corporation (successor by merger to BrainWorks Ventures, Inc.).

CLASS III – TERM EXPIRING 2010

SAMUEL E. BEALL, III
Director of the Company since 1982          Age: 58

     Mr. Beall has served as Chairman of the Board and Chief Executive Officer of the Company since May 1995 and also as President of the Company since July 2004. Mr. Beall served as President and Chief Executive Officer of the Company from June 1992 to May 1995 and President and Chief Operating Officer of the Company from September 1986 to June 1992. Mr. Beall also serves as a director of Windstream Corporation and is a board member of several private companies, including Pilot Corporation, Pilot Travel Centers, LLC, SSC Service Solutions Co., and Blackberry Hotel Company Inc.

BERNARD LANIGAN, JR.
Director of the Company since 2001          Age: 60

     Mr. Lanigan has served as Chairman and Managing Director of Southeast Asset Advisors, Inc., a registered investment advisor and financial consulting company, since 1981. Also, Mr. Lanigan founded, and has served as Chairman and Managing Principal of Lanigan & Associates, P.C., Certified Public Accountants and Management Consultants, since 1974.

The Board of Directors recommends that you vote FOR
the election of the three nominees for Class I directors named above.

Directors’ Independence

     As required by the New York Stock Exchange (“NYSE”) corporate governance standards, at all times a majority of the members of the Company’s Board are “independent” within the meaning of NYSE rules. To assist it in making the annual affirmative determination of each director’s independence, the Board has adopted Categorical Standards of Director Independence (“Categorical Standards”) which are posted on the Company’s website at http://www.rubytuesday.com/investors/governance.asp. A director will be considered “independent” only if he or she meets the requirements of the Categorical Standards and the criteria for independence set forth from time to time by the NYSE corporate governance standards.

     The Board of Directors has affirmatively determined that all of the Company’s directors, with the exception of Mr. Beall, are independent under the Categorical Standards and the NYSE corporate governance standards. Mr. Beall is disqualified from being “independent” because he is also an executive officer of the Company. Each member of the Board’s Audit, Executive Compensation and Human Resources, and Nominating and Governance Committees is independent as required by the respective charters of each Committee and the NYSE corporate governance standards.

2008 DIRECTOR COMPENSATION

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($) (1)	($) (2)	($)	Earnings ($)	($) (3)	($)
Claire L. Arnold	73,000	17,911	42,750	-	-	-	133,661
Kevin T. Clayton	78,000	17,911	24,612	-	-	-	120,523
James A. Haslam, III	68,000	17,911	42,750	-	-	-	128,661
Bernard Lanigan, Jr.	88,000	17,911	42,750	-	-	-	148,661
R. Brad Martin	17,000	-	-	-	-	34,000	51,000
John B. McKinnon (4)	39,000	-	42,750	-	-	-	81,750
Dr. Donald Ratajczak	78,000	17,911	42,750	-	-	-	138,661
Stephen I. Sadove	88,000	17,911	42,750	-	-	-	148,661
____________________

(1)	Represents the compensation expense of restricted stock awards recognized in the Company's 2008 consolidated financial statements in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share-Based Payment” (“SFAS 123(R)”). The Company calculates the SFAS 123(R) grant date fair value of restricted shares as the closing value of Ruby Tuesday, Inc. common stock on the date prior to the grant date. The SFAS 123(R) grant date fair value of restricted stock awards referenced in this column is $44,825 for each director.

Outstanding stock award data is as follows:

	Number of
	Vested Stock	Number of Unvested
Name	Awards	Stock Awards
Claire L. Arnold	-	2,353
Kevin T. Clayton	-	2,353
James A. Haslam, III	-	2,353
Bernard Lanigan, Jr.	-	2,353
R. Brad Martin	-	-
John B. McKinnon (4)	-	-
Dr. Donald Ratajczak	-	2,353
Stephen I. Sadove	-	2,353

(2)	Represents the compensation expense of option awards recognized in the Company’s 2008 consolidated financial statements in accordance with SFAS 123(R). The assumptions used in calculating the SFAS 123(R) grant date fair value of these awards are described below:

	Interest		Dividend	Expected Term
Grant Date	Rate (%)	Volatility (%)	Yield (%)	(Years)
October 5, 2005	4.2	33.8	0.2	4.0
October 11, 2006	4.8	30.1	1.7	4.0

Outstanding option award data is as follows:
	Number of Options	Number of Options
Name	Exercisable	Unexercisable
Claire L. Arnold	31,357	8,000
Kevin T. Clayton	-	8,000
James A. Haslam, III	30,742	8,000
Bernard Lanigan, Jr.	31,336	8,000
R. Brad Martin	-	-
John B. McKinnon	27,869	-
Dr. Donald Ratajczak	31,204	8,000
Stephen I. Sadove	31,267	8,000

(3)	Represents fees paid to Mr. Martin for consulting services provided to the Company during fiscal year 2008. The consulting fees were paid prior to Mr. Martin’s appointment to the Board of Directors.

(4)	Mr. McKinnon retired from the Board of Directors effective October 10, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors, and shareholders of greater than 10% of outstanding shares (“Reporting Persons”) to file certain reports with respect to beneficial ownership of the Company’s equity securities (“Section 16 Reports”). Based solely on the Company’s review of the Section 16 Reports, including any amendments to them, filed by the Company on behalf of its Reporting Persons and, where applicable, any written representation from any Reporting Persons that they were not required to file a Form 5, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 2008 have been complied with on a timely basis.

Directors’ Fees and Attendance

     The Board of Directors met four times during fiscal year 2008. Each director attended all Board meetings and meetings of any Board committee of which he or she was a member that were held during the fiscal year.

     Directors who are employees of the Company receive no directors’ fees. All non-employee directors currently receive a quarterly retainer in the amount of $12,500 and a meeting attendance fee of $4,500 per regularly scheduled Board meeting attended. Non-employee directors serving on the Audit Committee, the Executive Compensation and Human Resources Committee (the “Compensation Committee”), or the Nominating and Governance Committee (other than the Chairs of such committees) do not receive any fee for attending committee meetings. At the beginning of fiscal year 2007, the Board of Directors approved the reinstatement of fees ranging from $2,500 to $5,000 per day for non-employee directors who undertake special projects for the Company or attend special meetings. The Audit Committee Chair receives an annual fee of $20,000, and the other members of the Audit Committee receive an annual fee of $10,000. The Compensation Committee Chair receives an annual fee of $20,000, and the Nominating and Governance Committee Chair receives an annual fee of $5,000. Effective as of the beginning of fiscal year 2009, members of the Compensation Committee, other than the Chair, receive an annual fee of $7,500.

     All non-employee directors are permitted to participate in the Directors’ Plan, which is designed to provide incentives to eligible directors that are aligned with the interests of shareholders, to encourage share ownership by eligible directors, and to provide a means of recruiting and retaining qualified director candidates. A description of the Directors’ Plan, as well as a proposed amendment to the plan being submitted for shareholder approval, is provided in the “Proposal Two: Approval of an Amendment to the Company’s Stock Incentive and Deferred Compensation Plan for Directors” section of this Proxy Statement.

     The Directors’ Plan permits non-employee directors to defer all or a portion (in 25% increments) of their retainers, and any additional meeting and committee fees, to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during the respective fiscal quarter. Amounts credited to a director’s deferred compensation account generally will be distributed starting on the earlier of (a) the calendar month of the director’s 70th birthday, or (b) the first January 15 or July 15 following when the director ceases to be a member of the Board of Directors. The Directors’ Plan was amended effective July 6, 2005 to eliminate all deferrals of retainer compensation to purchase Company Common Stock.

     The Directors’ Plan was further amended effective July 11, 2006 and now provides that each non-employee director will be granted a restricted stock award, an award of stock options, or a blend of both as of the date of each annual meeting of the shareholders of the Company, beginning with the 2006 Annual Meeting, if the director is elected, re-elected, or otherwise continues to serve on the Board of Directors at each annual meeting of the shareholders of the Company. The number of shares of Common Stock subject to each restricted stock award is determined by the Board of Directors at the time a decision is made to grant restricted stock awards with respect to any particular annual meeting of shareholders and is currently limited to 2,353 shares.

     The Directors’ Plan also provides for annual option grants to each non-employee director to purchase up to 8,000 shares of Common Stock if the director is elected, re-elected, or otherwise continues to serve on the Board of Directors at each annual meeting of the shareholders of the Company. The number of shares of Common Stock subject to each annual option will be reduced (but not below zero) by the number of shares of Common Stock subject to each restricted stock award, if any, granted for the same annual meeting of shareholders, multiplied by a conversion factor. The conversion factor is designed to represent the present value of an option to purchase a share of Common Stock under an accepted option valuation methodology, as described in the Directors’ Plan. The conversion factor is currently set at 3.4 but will be adjusted no less frequently than every three years by applying the same valuation methodology. The conversion factor was last set in 2006.

     The annual options will be granted on the date of the annual meeting of shareholders at fair market value, defined by the Directors’ Plan to be the closing price of the Company’s Common Stock on the last trading day prior to the grant date as reported by the New York Stock Exchange. Each annual option will expire generally upon the earlier of (i) the fifth anniversary of the option grant date or (ii) 90 days following the date the director ceases to serve as a director of the Company other than for cause, and at 15 days following the date the director ceases to serve as a director of the Company for cause. The annual options generally become exercisable 30 months following the date of grant.

     Shares of Common Stock purchased through the exercise of the annual options generally may not be transferred during any period of time, prior to the director’s death, that he or she has not attained his or her target ownership level. A director will be treated as having attained the target ownership level if he or she owns a number of shares of Common Stock with a fair market value equal to or exceeding $250,000. For purposes of determining the target ownership level only, “fair market value” under the Directors’ Plan means the highest closing price of the Company’s Common Stock for any day during the 30-day period ending on the date of each annual meeting.

Committees of the Board of Directors

     The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board has delegated certain authority to three standing committees as follows:

Audit Committee

     The Audit Committee maintains communications with the Company’s independent registered public accounting firm as to the nature of the auditors’ services, fees and such other matters as the Auditors believe may require the attention of the Board of Directors. The Audit Committee reviews the Company’s system of internal control over financial reporting and procedures and makes recommendations to the Board of Directors regarding them. The responsibilities of the Audit Committee are more fully described in its charter, a copy of which is posted on the Company’s website at http://www.rubytuesday.com/investors/governance.asp. The Audit Committee met four times during fiscal year 2008. The current members of the Audit Committee are Bernard Lanigan, Jr. (Chair), Dr. Donald Ratajczak, Kevin T. Clayton, and R. Brad Martin. The Board of Directors has determined that each member of the Audit Committee is independent as independence for audit committee members is defined under the NYSE corporate governance requirements and the SEC rules. All of the members of the Audit Committee have significant experience in financial matters and are financially literate as defined in Section 303A of the NYSE listing standards as such qualifications are interpreted by the Board of Directors in its business judgment. In addition, the Board of Directors has determined that at least one member of the Audit Committee, Mr. Lanigan, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Executive Compensation and Human Resources Committee

     The Compensation Committee of the Board of Directors is responsible for setting the Company’s philosophy regarding executive compensation. The responsibilities of the Compensation Committee are more fully described in its charter, a copy of which is posted on the Company’s website at http://www.rubytuesday.com/investors/governance.asp. The processes utilized by the Compensation Committee in fulfilling its responsibilities are more fully discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

     The Compensation Committee has retained a nationally known firm, Ernst & Young, LLP (“E&Y”), as its independent compensation consultant. The Compensation Committee requests that E&Y provide information related to the Company’s compensation practices and the various compensation practices of its peer group. The scope of E&Y’s engagement and any fees paid for its services are approved by the Compensation Committee. Management works with E&Y to provide necessary information about the Company in order to complete the compensation surveys requested by the Compensation Committee. Further discussion of E&Y’s role in the Company’s compensation programs is contained within the “Compensation Discussion and Analysis” section of this Proxy Statement.

     The Compensation Committee met four times during fiscal year 2008. The current members of the Compensation Committee are Stephen I. Sadove (Chair), Claire L. Arnold, and James A. Haslam, III. The Board of Directors has determined that each member of the Compensation Committee is independent as independence for compensation committee members is defined under the NYSE corporate governance requirements.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2008, there were no Compensation Committee interlocks or insider participation in compensation decisions.

Nominating and Governance Committee

     The Nominating and Governance Committee (i) identifies individuals qualified to become Board members and recommends director nominees to the Board; (ii) recommends director nominees to the Board to serve on each committee of the Board; (iii) recommends to the Board the Corporate Governance Guidelines and Code of Business Conduct and Ethics applicable to the Company; and (iv) leads the Board in its performance review of the Board, each committee of the Board, individual directors, and management. The responsibilities of the Nominating and Governance Committee are more fully described in its charter, a copy of which is posted on the Company’s website at http://www.rubytuesday.com/investors/governance.asp. The Nominating and Governance Committee met two times during fiscal year 2008. The current members of the Nominating and Governance Committee are Claire L. Arnold (Chair), Kevin T. Clayton, James A. Haslam, III, Bernard Lanigan, Jr., R. Brad Martin, Dr. Donald Ratajczak, and Stephen I. Sadove. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent as independence for nominating committee members is defined under the NYSE corporate governance requirements.

     In addition, the Company’s Articles of Incorporation provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors so long as written notice of such shareholder’s intent to make such nomination has been given no later than 90 days in advance of the Annual Meeting. Each notice of intent to nominate one or more persons for the election of directors must set forth (i) the name and address of the shareholder making the nomination and the person or persons being nominated; (ii) a representation that the shareholder is a holder of Common Stock entitled to vote at the Annual Meeting and that the shareholder will appear either in person or by proxy at the Annual Meeting; (iii) a description of any arrangements between the shareholder and the person or persons being nominated pursuant to which the shareholder intends to make the nomination; (iv) such other information regarding each nominee as would be required by the proxy rules of the SEC if the nominee were to be nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Company.

     The Nominating and Governance Committee has adopted a formal policy and procedure with regard to the consideration of any director candidates recommended by shareholders. Consistent with these procedures, the Nominating and Governance Committee will consider director candidates recommended by the Company’s shareholders. Recommendations may be sent to the Nominating and Governance Committee, c/o Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

     The Nominating and Governance Committee identifies potential nominees for director through a variety of business contacts including current directors, community leaders, and shareholders. To the extent necessary, the Nominating and Governance Committee may retain professional search firms and other advisors to identify potential candidates.

     In considering potential candidates for election to the Company’s Board of Directors, the Nominating and Governance Committee observes the following guidelines, among other considerations: (i) the composition of the Board of Directors must include a majority of independent directors; (ii) each director nominee shall be selected without regard to sex, race, religion or national origin; (iii) each director nominee should be an individual of the highest character and integrity and have an inquiring mind, vision, and the ability to work well with others; (iv) each director nominee should be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director; (v) each director nominee should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; (vi) each director nominee should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director, including, without limitation, consistent attendance at Board of Directors and committee meetings and advance review of Board of Directors and committee materials; and (vii) each director nominee should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

     If the Nominating and Governance Committee determines that a potential candidate may be qualified to serve on the Board of Directors, at least one member of the Nominating and Governance Committee and the Chairman of the Board of Directors and Chief Executive Officer will interview such candidate. The Nominating and Governance Committee then determines whether to recommend to the Board of Directors that a candidate be nominated for approval by the shareholders. The manner in which the Nominating and Governance Committee evaluates a potential candidate does not differ based on whether the candidate is recommended by a shareholder of the Company.

     With respect to nominating existing directors, the Nominating and Governance Committee reviews relevant information available to it, including the most recent individual director evaluations for such candidates, the number of meetings attended, his or her level of participation, biographical information, professional qualifications, and overall contributions to the Company.

Policy with Regard to Directors’ Attendance at the Annual Meeting of Shareholders

     The Board of Directors has adopted a policy requiring that, absent unusual circumstances, members of the Board of Directors are expected to attend each annual meeting of the shareholders of the Company. All of the members of the fiscal year 2008 Board of Directors attended the 2007 Annual Meeting of Shareholders with the exception of Mr. Martin, who was not then a member of the Company’s Board of Directors.

Policy by Which a Presiding Director is Chosen to Chair Executive Sessions of Non-Management Directors

     A majority of the non-management directors selects one non-management director to serve as the Chair of the executive sessions of the non-management directors. The non-management directors met without management present in executive sessions four times during fiscal year 2008.

Procedure for Shareholder Communication with Directors

     All interested parties may send communications to the Board of Directors, to individual directors, or to the non-management directors as a group by mail c/o Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801. All interested parties may also send communications to the Board of Directors as a group by electronic mail in care of the Secretary at boardofdirectors@rubytuesday.com. Communications addressed to the non-management members of the Board of Directors are reviewed by the Secretary and directed to the appropriate director or directors for their consideration. The Secretary may not filter out any direct communications from being presented to the non-management members of the Board of Directors without instruction from directors. The Secretary maintains a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications. Such record includes the names of the addressee (if other than the Board of Directors as a group), the disposition by the Secretary, and in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The Secretary will provide a copy of the record upon the request of any member of the Board of Directors.

CORPORATE GOVERNANCE

     The Company is committed to the highest standards of integrity and corporate governance. The Company believes that its corporate governance policies and practices meet or exceed the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the NYSE listing standards regarding corporate governance. In particular:

  the Board of Directors has adopted Categorical Standards of Director Independence;
  the Board of Directors has determined that all of the non-management directors are independent as independence of directors is defined under the NYSE corporate governance requirements and under the Company’s Categorical Standards;
  all committees of the Board of Directors are composed of directors who are independent as independence of directors is defined under the NYSE corporate governance requirements and under the Company’s Categorical Standards;
  the Board of Directors has determined that all of the members of the Audit Committee are independent as independence for audit committee members is defined under the NYSE corporate governance requirements and under the Company’s Categorical Standards;
  the Board of Directors has established a Nominating and Governance Committee, which adopted its own charter;
  the Board of Directors has adopted Corporate Governance Guidelines; and
  the Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all of the Company’s employees, including its executive officers.

     The Company’s Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Categorical Standards of Director Independence, and Code of Ethical Conduct for Financial Professionals can be found on the Company’s website at http://www.rubytuesday.com/investors/governance.asp. These materials are also available in print, without charge, upon request directed to the Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

COMPENSATION DISCUSSION AND ANALYSIS

     The following discussion provides information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three other executive officers of the Company who were the most highly compensated and whose salary and bonus exceeded $100,000 in fiscal year 2008 (collectively, these persons are hereinafter referred to as the “Named Executives”). For fiscal year 2008, the Named Executives were Samuel E. Beall, III, Marguerite N. Duffy, Kimberly S. Grant, Nicolas N. Ibrahim and Mark S. Ingram.

Responsibility for Setting Executive Compensation Philosophy

     The Compensation Committee of the Board of Directors is responsible for setting the Company’s philosophy regarding executive compensation. The Compensation Committee is comprised entirely of non-employee directors and acts pursuant to a charter that has been approved by the Board and annually reviewed by the Compensation Committee. In its efforts to implement appropriate executive compensation packages for the Company, the Compensation Committee is assisted by E&Y.

     Certain of the Company’s executive officers, including the Senior Vice President – Chief People Officer, Senior Vice President – Chief Financial Officer, Vice President – General Counsel, and the Vice President – Corporate Controller, play the following roles in recommending the amount or form of executive compensation: preparing committee meeting materials related to the performance of the Compensation Committee’s duties; preparing summaries of executive officers’ total compensation; proposing the adoption of new or amended compensation or benefits plans; and coordinating the documentation of amendments to, or extensions of, the Chief Executive Officer’s employment agreement. In addition, the Company’s Senior Vice President – Chief People Officer provides support and background data concerning current compensation practices to the Compensation Committee and its consultants. The Chief Executive Officer also makes recommendations to the Compensation Committee for its consideration of compensation for executive officers other than himself. The Senior Vice President – Chief Financial Officer discusses and explains the calculation of financial performance goals for executive compensation plans.

Overall Compensation Philosophy

     The overall objectives of the Company’s compensation program are to attract and retain the best possible executive talent and to motivate the Company’s executives to achieve the goals of the Company’s business strategy through a “pay for performance” compensation structure. Specifically, the Company’s compensation structure seeks to reward executive performance that maximizes financial return to shareholders, prudently invests capital, and increases the Company’s sales.

     The key components of the Company’s executive compensation packages are base salary, annual cash incentive opportunities, and equity-ownership devices. These components are used to provide a mixture of short-term cash compensation, which is intended as an immediate reward for positive results, and long-term equity incentives, which are intended to reward good decisions and consistent long-term results, align shareholder and executive interests, and provide a retention tool for the Company.

     It is the Company’s intention to benchmark total compensation, as well as each component of compensation, against the practices of similarly situated companies. E&Y assists the Company in identifying those companies against which it should measure the reasonableness of its compensation packages (the “Peer Group”). For fiscal year 2008, this Peer Group consisted of 24 publicly traded, highly performing restaurant and retail companies that were similar in size to the Company. These companies are listed below:

Ann Taylor Stores Corp.	Foot Locker, Inc.
Applebee’s International, Inc.	Landry’s Restaurants, Inc.
Barnes & Noble, Inc.	O’Reilly Automotive, Inc.
Bob Evans Farms, Inc.	Omnicare, Inc.
Brinker International, Inc.	Panera Bread Company
California Pizza Kitchen, Inc.	PF Chang’s China Bistro, Inc.
CBRL Group, Inc.	Pacific Sunwear of California, Inc.
Cheesecake Factory, Inc.	RARE Hospitality International, Inc.
Chico’s FAS, Inc.	Regis Corp.
CKE Restaurants, Inc.	SUPER VALU Inc.
Darden Restaurants, Inc.	Wendy’s International, Inc.
The Dress Barn, Inc.	YUM! Brands, Inc.

     Additionally, E&Y provides information regarding the compensation practices of the Company’s Peer Group. The Company’s goal is to pay total compensation to its Chief Executive Officer that is comparable to the compensation of chief executive officers of companies whose compensation practices are in the 75th to 90th percentile of the Peer Group. The Company’s Chief Executive Officer, Samuel E. Beall, III, founded Ruby Tuesday in 1972 and has been instrumental in the growth and development of the Company from its single-restaurant origin to an internationally recognized brand with 945 Company-owned and franchised Ruby Tuesday locations. Given his knowledge, skills, and over 36 years of experience in the casual dining industry, the Compensation Committee believes that it is appropriate to compensate Mr. Beall at the higher end of the Peer Group range.

     For other executives, the Company’s goal is to pay total compensation comparable to that of similarly situated executives of companies in the 50th to 75th percentile of the Peer Group. The Compensation Committee feels that this range is sufficient to attract and retain executives who are high performers. For those high-performing executives who are newer to their position or still in the early years of their career, the Compensation Committee believes the 50th percentile is typically fair and adequate to compensate these executives. For those executives who have been in position longer or who may be in the middle to later years of their career, the Compensation Committee believes the 75th percentile is a more appropriate level of compensation.

     In addition, the Company strives to align each component of total compensation with the corresponding compensation component for the Peer Group. Thus, the guidelines for allocation between base salary, annual cash incentive opportunities, and equity ownership, as well as the amounts awarded in each category, are identical to the guidelines for total compensation. The goal for each component is to pay amounts comparable to companies in the 75th to 90th percentile of the Peer Group for the Chief Executive Officer and the 50th to 75th percentile for other executives.

     In addition to the key components, the Company sponsors an executive retirement plan and a deferred compensation plan and provides certain other benefits to all executives of the Company, as well as severance and change-of-control benefits to the Chief Executive Officer, each of which are more fully described below.

Key Components of Compensation

Overview

     The following table provides an overview of the components of the Company’s executive compensation program.

	Target Competitive Positioning -	Target Competitive Positioning -
Compensation Element	Executives	CEO
Base Salary	In the range of 50th to 75th	May be up to 90th Percentile of Peer
	Percentile of Peer Group.	Group.
	(Driven by individual experience,	(Driven by experience, roles and
	tenure, roles, and responsibilities).	responsibilities, and strategic importance
to the Company).
Total Cash Compensation	In the range of 50th to 75th Percentile	May be up to 90th Percentile of Peer
(Base Salary + Target	of Peer Group.	Group.
Annual Cash Incentives)	(Primarily based on achievement of total	(Primarily based on achievement of
	shareholder return and achievement of	total shareholder return and
	strategic long-term business objectives).	achievement of CEO-specific long-
term business objectives).
Total Direct Compensation	In the range of 50th to 75th Percentile	May be up to 90th Percentile of Peer
(Total Cash Compensation	of Peer Group.	Group.
+ Long Term Equity	(Primarily based on achievement of total	(Primarily based on achievement of
Incentives)	shareholder return and achievement of	total shareholder return and
	strategic long-term business objectives).	achievement of CEO-specific long-
term business objectives).

Base Salary

     A portion of each executive’s compensation is comprised of base salary because the Compensation Committee believes it is appropriate to provide predictability and a fixed, liquid component in the compensation package. The Company’s general approach for base compensation of its executives, including the Chief Executive Officer and the Named Executives, is to establish salary ranges for position classes with market targets that are in the 75th to 90th percentile of the Peer Group for the Chief Executive Officer and in the 50th to 75th percentile for the other executives. Each salary range provides a lower and upper limit on the value of the positions assigned to that range. Individual base salaries are based on a number of considerations including time in the position and individual performance.

     Base salaries for executives are generally set by the Compensation Committee at its meeting typically held in July. Any modifications made at that meeting are implemented retroactively to the first day of the then-current fiscal year. Adjustments to base salaries and salary ranges reflect the Compensation Committee’s assessment of average movement in the competitive market as well as improvement in individual performance. The Chief Executive Officer’s base salary is governed by his employment agreement, described in more detail below. Otherwise, the Compensation Committee is free to set executive base salaries at a level deemed appropriate for the individual executive and his or her position. While determining base salaries, the Compensation Committee is mindful of its goal to keep executive base salaries comparable to the base salaries of similar executives at companies in the 50th to 75th percentile of the Peer Group.

Annual Cash Incentive Compensation

     The Company’s annual incentive plan directly links annual cash incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. It provides cash compensation to the Named Executives to the extent that these goals are met.

     Annual cash incentive plans are established by the Compensation Committee for all executives of the Company including the Chief Executive Officer, whose incentives are determined pursuant to the 2006 Executive Incentive Compensation Plan (“Executive Incentive Plan”). In determining these plans, the Compensation Committee considers each executive’s respective organizational level and responsibilities, as well as competitive market practices. It is the Compensation Committee’s goal to offer annual incentive plans that provide compensation comparable to the incentive compensation available to similarly situated executives at companies in the 75th to 90th percentile of the Peer Group for the Chief Executive Officer and the 50th to 75th percentile for other executives.1

     Corporate performance goals are established by the Compensation Committee near the beginning of each fiscal year. These goals are closely aligned with the Company’s overall business strategy of maximizing financial return to shareholders, prudently investing capital, and increasing the Company’s sales and are designed to emphasize those areas in which the Compensation Committee wishes to incent executive performance. In setting the performance goals, the Compensation Committee attempts to provide targets that are ambitious enough to drive executive performance while being conscious of the need to attract and retain top executive talent. The Compensation Committee retains the discretion to increase or decrease annual incentive payments based on a number of factors, including nonrecurring events affecting the Company or its financial statements or changes in law or accounting. In making such adjustments, however, the Compensation Committee considers whether the changes would cause any portion of an award to be nondeductible under Section 162(m) of the Internal Revenue Code as described more fully in the “Deductibility of Executive Compensation” section of this Proxy Statement. In addition, a material deficiency in internal control, an unfavorable variance in aggregate budgets (if applicable), or disregard for the Ruby Tuesday Mission and Brand Promises may lead to a reduction in an annual incentive payment.

____________________

1	For the purposes of benchmarking annual cash incentive compensation, it is assumed that each executive will achieve “target” level goals.

     For fiscal year 2008, the performance goal for executives and certain eligible employees of the Company’s Restaurant Support Center was growth in EBITDA, which was defined as an amount equal to the sum of (a) consolidated net income for the fiscal year plus (b) to the extent deducted in determining consolidated net income for such period (i) consolidated interest expense, (ii) income tax expense determined on a consolidated basis in accordance with generally accepted accounting principles (“GAAP”), (iii) depreciation and amortization determined on a consolidated basis in accordance with GAAP and (iv) all other non-cash charges determined on a consolidated basis in accordance with GAAP, in each case for the same period (“EBITDA”).2 Entry level performance was set at 1.40% growth in EBITDA, target level performance was set at 6.40% growth and maximum performance was equal to 11.80% growth in EBITDA.

     For Named Executives other than the Chief Executive Officer, annual incentive compensation awards were based on the following, depending on the structure of the individual executive’s incentive plan:

	Percentage of Base Salary
Name	Entry	Target	Maximum
Kimberly S. Grant, Executive Vice President	40%	80%	160%
Marguerite N. Duffy, Senior Vice President – Chief Financial Officer	30%	60%	120%
Nicholas N. Ibrahim, Senior Vice President – Chief Technology Officer	30%	60%	120%
Mark S. Ingram, Senior Vice President – President Franchise Development	25%	50%	100%

     Performance for fiscal year 2008 measured against the performance goals resulted in no incentive compensation to the Named Executives.

Equity Ownership

     The Company believes that equity ownership plays a key role in aligning the interests of Company personnel with Company shareholders. To reinforce this philosophy, ownership requirements for the Company’s Common Stock have been developed for the Company’s top executives. The following requirements apply to various organization levels: Chief Executive Officer, 100,000 shares; Executive Vice President, 50,000 shares; Senior Vice Presidents, 15,000 shares; and certain Vice Presidents, 5,000 shares. These objectives may be accomplished through the receipt of awards of restricted shares, the exercise of stock options, other stock incentives, open market purchases by the employee on his or her own behalf or by a spouse or on behalf of children under age 21, or through participation in the Company’s Predecessor Plan.

     Equity awards are also the Company’s primary long-term incentive for executives and are intended both as a reward for positive long-term decisions and as a retention tool for the Company. In the past, the Company has favored stock options over restricted stock. However, as the casual dining sector of the restaurant industry has matured, it has become increasingly competitive. These market conditions, in addition to the recent adoption of SFAS 123(R), have led the Company to transition its equity-award philosophy away from 100% stock options to a position that is more focused on a blend of stock options and restricted stock. In addition to assisting executives in meeting ownership requirements when performance criteria are achieved, this position may be a superior retention tool in the current market because restricted stock has value even in a slow-growth or no-growth stock-price environment.

____________________

2	When the Compensation Committee approved the performance goal for fiscal year 2008, the formula for determining whether the performance goal had been achieved included adjustments to allow the Compensation Committee to disregard the impact of charges related to (i) the adoption of new tax or accounting rules; (ii) certain high-level strategic initiatives of the Company; and (iii) external events beyond the control of the Company.

     Executive Stock Option Program. The Company has an Executive Stock Option Program (“ESOP”), which provides for option grants to its executives and other key employees at the regional partner level and above, depending upon the key employee’s position within the Company. The options are issued at fair market value,3 have a five-year term, and generally vest 30 months after the date of the grant.

     The number of options awarded to an executive in a given year is based on the Company’s stated goal of providing equity compensation that is comparable to the level of equity compensation provided to similarly situated executives at companies in the 75th to 90th percentile of the Peer Group for the Chief Executive Officer and the 50th to 75th percentile for other executives. While being mindful of that goal, the Compensation Committee is generally free to award the number of options it feels is appropriate based on an individual executive’s contribution to the Company and performance for the year.

     Restricted Stock. The Company granted a restricted stock award of 50,000 shares to its Executive Vice President, Kimberly Grant, on October 5, 2005. Pursuant to the restricted stock award agreement, ⅓ of these shares will vest on October 5, 2008, another ⅓ of the shares will vest on October 5, 2009, and the remaining shares will vest on October 5, 2010, provided that Ms. Grant remains employed with the Company on each of these dates.

     As discussed above, the Company has begun to grant restricted stock to its executives pursuant to the terms of the 2003 Stock Incentive Plan (“SIP”). Vesting of the restricted stock is subject to both performance and service conditions.

     On April 11, 2007, the Company approved restricted stock awards for executives with a performance condition based on fiscal year 2008 performance targets. For these awards, the service condition would have been satisfied if the executive provided continuous service to the Company three or more years following the grant date. The performance condition would be satisfied to the extent that earnings per share – diluted, as finally reported by the Company in its Annual Report on Form 10-K as filed with the SEC for fiscal year 2008 showed a change from the earnings per share – diluted, as finally reported by the Company in its Annual Report on Form 10-K as filed with the SEC for fiscal year 2007, as adjusted to disregard the impact of fiscal year 2007 lease-related charges taken in connection with the SRG bankruptcy. Entry level performance was set at earnings per share – diluted equal to fiscal year 2007, target level performance was set at 10% growth, and the maximum performance was set to 20% growth.4 Performance for fiscal year 2008 measured against these performance goals resulted in no shares of restricted stock becoming vested.

____________________

3	The ESOP defines “fair market value” as “the closing price at which Stock shall have been sold on the last trading date prior to that date as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded and published in The Wall Street Journal.”

4	When the Compensation Committee approved these performance goals, the formula for determining whether the earnings per share – diluted performance goal had been achieved included adjustments to allow the Compensation Committee to disregard the impact of charges related to (i) the adoption of new tax or accounting rules; (ii) certain high-level strategic initiatives of the Company; and (iii) external events beyond the control of the Company.

     On April 2, 2008, the Company approved restricted stock awards for executives with a performance condition based on fiscal year 2009 performance targets. For these awards, the service condition is satisfied if the executive provides continuous service to the Company for the period beginning with the grant date through the date or dates described in the following vesting schedule:

Percentage of Restricted Shares
Continuous Service Date	which are Vested Shares
Prior to June 2, 2009	0%
June 3, 2009 through June 1, 2010	33⅓ %
June 2, 2010 through May 31, 2011	66⅔ %
June 1, 2011 and after	100%

     The performance conditions are satisfied to the extent the (i) debt to EBITDAR ratio (defined in the Company’s amended revolving credit facility which is attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 3, 2008) as finally reported by the Company to its lenders for fiscal year 2009 falls within a specified range as set forth in the award, and/or (ii) the same-restaurant sales performance as finally reported by the Company in its Annual Report on Form 10-K filed with the SEC for fiscal year 2009, shows specified levels of growth compared to same-restaurant sales as reported by the Company in its Annual Report on Form 10-K filed with the SEC for fiscal year 2008.5

     Pay out of the award is based upon the combined outcome under the two performance goals. The total pay out may not exceed 100% of the stated number of restricted shares awarded to each Named Executive. The Compensation Committee set target levels that are challenging and aligned with the Company’s performance goals for fiscal year 2009.

     The amount of restricted stock awarded to an executive in a given year is based upon the Company’s stated goal of providing equity compensation that is comparable to the level of equity compensation provided to similarly situated executives at companies in the 75th to 90th percentile of the Peer Group for the Chief Executive Officer and the 50th to 75th percentile for other executives. While being mindful of that goal, the Compensation Committee is generally free to award the number of restricted shares it feels is appropriate based on an individual executive’s contribution to the Company and performance for the year.

Perquisites and Other Benefits

Perquisites

     In fiscal year 2008, the Company maintained one airplane for business travel by the Company’s employees.6 In addition to business travel, the Board of Directors has expressed a preference for the Chief Executive Officer and his family and, upon the approval of the Chief Executive Officer, other executives and their families, to use the Company’s airplane for personal travel. During fiscal year 2008, the Board of Directors revised the policy with respect to executives’ personal use of Company aircraft such that the Chief Executive Officer and other executives are now required to pay the Company in advance of such travel in an amount equal to the incremental cost to the Company for such flights.

____________________

5	The formula for determining whether the debt to EBITDAR ratio performance goal is achieved includes adjustments to allow the Compensation Committee to disregard the impact of charges related to (i) the adoption of new tax or accounting rules; (ii) certain high-level strategic initiatives of the Company; and (iii) external events beyond the control of the Company.

6	Prior to January 7, 2008, the Company maintained two airplanes.

Executive Supplemental Pension Plan

     Eligible Named Executives of the Company participate in the Company’s Executive Supplemental Pension Plan (“ESPP”). The ESPP is a nonqualified, unfunded, defined-benefit retirement plan for selected employees. As a condition of entry to the ESPP, future participants generally must complete five years of continuous service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP. Benefits payable under the ESPP reduce the amount of benefits payable to a participant in the Management Retirement Plan.

Management Retirement Plan

     The Company’s Management Retirement Plan (“MRP”) provides a select group of management and highly compensated employees a defined level of retirement benefits. The MRP is a nonqualified, unfunded, defined-benefit retirement plan for employees with 15 or more years of credited service (as defined in the MRP) whose average annual compensation over a consecutive three calendar-year period equaled or exceeded $40,000. The MRP was frozen as of June 1, 2001, so that no additional benefits have accrued, and no new participants have been permitted since that date.

Retirement Plan

     The Company sponsors the Morrison Retirement Plan (the “Retirement Plan”). Under the Retirement Plan, participants are entitled to receive benefits based on salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined-benefit plan. Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the ESPP or the MRP, as described above.

Deferred Compensation Plan

     The Company does not offer top executives the opportunity to participate in the Company’s 401(k) Plan. Instead, the Company maintains the 2005 Deferred Compensation Plan (“Deferred Compensation Plan”) under which eligible employees may elect to defer the same amount of annual compensation as participants in the Company’s 401(k) plan may contribute to that plan. Currently, participants in the Deferred Compensation Plan may defer up to 50% of their annual base compensation to a maximum generally of $15,500 annually. Effective as of January 1, 2007, the Company ceased making a matching contribution for executives who hold a position of Senior Vice President or above and who participate in the ESPP. For eligible participants, the Company makes a matching contribution according to the following scale:

Less than 5 years of service	20% on the first 6% of pay, up to the annual maximum
For 5 but fewer than 10 years of service	40% on the first 6% of pay, up to the annual maximum
For 10 or more years of service	50% on the first 6% of pay, up to the annual maximum

Executive Life Insurance Plan

     The Company also maintains an Executive Life Insurance Plan (“ELIP”) which provides participants with a life insurance benefit equal to four times their annual base salary. Under the ELIP, the Company purchases a term life insurance policy in each participant’s name and pays the premium on such policy during the participant’s employment with the Company. At retirement, the participant may choose to assume payment of the premium to continue the coverage.

     The Company also provides a group Accidental Death & Dismemberment policy for executives who participate in the ELIP. This policy provides for coverage in the amount of four times base salary up to a maximum of $1 million. The Company pays the premiums on this policy until coverage terminates at either retirement or separation from service.

Chief Executive Officer Compensation

     Mr. Beall’s base salary is computed pursuant to the terms of his employment agreement and recommendations from the Compensation Committee, which took into consideration the terms of his employment agreement and competitive market data. Mr. Beall’s base salary remained flat for fiscal year 2008 in order to keep his base salary in line with the Company’s compensation strategy. Additional discussion is provided in the “Employment Agreement” section of this Proxy Statement.

Executive Incentive Plan

     The Executive Incentive Plan was approved at the 2006 Annual Meeting of Shareholders. Pursuant to the Executive Incentive Plan, eligible executives may earn a cash bonus based on a percentage of their salary if predetermined performance goals are achieved by the Company. For fiscal year 2008, the Chief Executive Officer was the only executive eligible for the Executive Incentive Plan. According to Mr. Beall’s employment agreement, his target bonus opportunity is equal to 100% of base salary and maximum bonus opportunity is equal to 175% of base salary. However, in order to offset the decrease in potential total cash compensation when Mr. Beall’s base salary was not increased, the Compensation Committee expanded the range of bonus opportunity such that his bonus opportunity was 75%, 125%, and 200% of his base salary if the Company achieved “entry,” “target,” or “maximum” performance goals, respectively. For fiscal year 2008, the performance goal was based on growth in EBITDA as discussed in the “Annual Cash Incentive Compensation” section of this Proxy Statement. Performance for fiscal year 2008 measured against the performance goals resulted in no incentive compensation to the Chief Executive Officer.

Employment Agreement

     The Company has an employment agreement with Mr. Beall pursuant to which he has agreed to serve as Chief Executive Officer of the Company until July 18, 2010. The employment agreement may continue for any subsequent renewal periods agreed to by the Company and Mr. Beall.

     Under the employment agreement as amended to date, Mr. Beall is compensated at an initial base salary of $860,000 a year, adjusted annually by an amount equal to the greater of (a) four percent (4%) of the base salary then in effect, or (b) an amount determined by the Board of Directors, or an appropriate committee thereof, based on Peer Group competitive market data. Mr. Beall’s base salary for fiscal year 2009 has been set at $1,164,375. In addition, under the employment agreement, he is entitled to an annual bonus opportunity pursuant to the terms of the Executive Incentive Plan, based on performance criteria approved by the Compensation Committee with a target bonus equal to 100% of base salary and a maximum bonus equal to 175% of base salary.7

     Under the employment agreement, Mr. Beall is also entitled to participate in such long-term incentive compensation programs as may be developed from time to time for the senior management of the Company, including annual grants of share-based compensation and life insurance coverage providing a death benefit of not less than four times base salary, payable to such beneficiary or beneficiaries as Mr. Beall may designate. This life insurance obligation may be satisfied in whole or in part by his participation in the Company’s ELIP.

____________________

7	As previously discussed, in order to offset the decrease in potential total cash compensation resulting from the lack of increase to Mr. Beall’s base salary for fiscal year 2008, at its July 11, 2007 meeting, the Compensation Committee expanded the range of bonus opportunity such that his bonus opportunity was 75%, 125%, and 200% of his base salary if the Company achieved “entry”, “target”, or “maximum” performance goals, respectively.

     At its July 8, 2008 meeting, the Compensation Committee approved the second amendment to Mr. Beall’s employment agreement primarily for purposes of implementing technical changes regarding deferred compensation and service arrangements in compliance with Section 409A of the Internal Revenue Code. The second amendment includes changes for payments associated with a termination of Mr. Beall’s employment based on a change in control and a termination without cause or due to retirement. In each case the changes were designed to protect the deductibility of future bonus payments. The second amendment also adds a schedule for future long-term incentive awards, includes a formula for calculating the amount of any lump-sum payment to Mr. Beall under the Company’s ESPP, and revises the events that would support a resignation for good reason following a change of control.

     With respect to future annual equity awards, the second amendment provides for an increase in such awards by no less than four percent (4%) (or a greater amount determined to be appropriate by the Compensation Committee in consultation with its independent compensation consultants), in accordance with the following formula:

The target value of future equity incentive awards for each fiscal year shall be the sum of (a) plus (b) where:
(a)	is the grant-day value of equity incentive award(s) granted at target level for the immediately preceding fiscal year, and
(b)	is the greater of (i) four percent (4%) multiplied by (a), or (ii) the increase as may be recommended by the Company’s independent compensation consultants based on peer-group competitive market data.

     Subsequently, on July 30, 2008, the Compensation Committee approved a third amendment to Mr. Beall’s employment agreement in order to extend the termination date of the agreement from June 18, 2010 to July 18, 2010. The Committee approved this extension in order to maintain the intent of the original employment agreement with respect to Mr. Beall’s ability to participate in future long-term incentive compensation programs for senior management due to a change in the grant cycle for long-term equity compensation. The third amendment also synchronized the lump sum payment schedule for Mr. Beall’s executive supplemental pension with the new termination date as follows:

Effective Date of Retirement	Lump Sum Amount
On or after June 3, 2008, but prior to June 2, 2009	$7,584,587
On or after June 2, 2009, but prior to June 1, 2010	$7,740,709
On or after June 1, 2010, but prior to or on July 18, 2010	$8,068,250

     If Mr. Beall’s effective date of retirement is later than June 3, 2008, but prior to June 1, 2010, the lump sum amount will be an amount between the lump sum amounts indicated as determined by straight-line interpolation.

     The employment agreement, as amended to date, provides that in the event of a qualified termination of Mr. Beall’s employment following a change of control, or if the Company terminates his employment other than for cause (defined herein), he will be entitled to receive:

(i)	payment of any obligations accrued but unpaid as of the date of termination;
(ii)	payment of a lump sum amount equal to four times the base salary then in effect;

(iii)	payment of a percentage of the base salary amount in effect when the qualified termination occurs, which percentage is determined in accordance with the following table:

Fiscal Quarter in Which the
Qualified Termination Occurs	Applicable Percentage
First	25%
Second	50%
Third	75%
Fourth	100%;

(iv)	payment of earned but unused vacation through the end of the calendar month in which such qualified termination occurs; and
(v)	the provision of health, life and disability coverage to Mr. Beall and eligible dependents for a period of 36 months at active employee rates (or cash payment equal to the cost of any such coverage to the extent such continued coverage cannot be provided pursuant to any underlying insurance policy then in effect or where such continued coverage would have adverse tax effects to Mr. Beall or other plan participants). Payment of obligations under any other employee benefit plans will be determined in accordance with the provisions of those plans. These payments will be “grossed up” for any excise tax Mr. Beall may be required to pay under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

     As part of the employment agreement, Mr. Beall agreed to maintain the confidentiality of the Company’s confidential information and preserve the Company’s trade secrets during the term of the employment agreement and for a period of two years following termination of the employment agreement with respect to confidential information, and with respect to trade secrets for as long as the information qualifies as a trade secret under applicable law.

     In addition, Mr. Beall agreed that during his employment and for a period of three years thereafter (a) he will not (except on behalf of, or with the prior written consent of, the Company), engage in any business that is the same as or essentially the same as the business of the Company; and (b) he will not solicit or recruit any employee of the Company with whom he worked or had dealings in the course of his employment with the Company. Mr. Beall also agreed that at any time during or after his employment with the Company, he will not make any disparaging remarks to the public regarding the Company or otherwise attempt to cast the Company in an unfavorable light.

     Under the employment agreement, “Cause” means, with respect to termination of Mr. Beall’s employment by the Company:

(a)	conviction of a felony;
(b)	conduct constituting a willful refusal to perform any material duty assigned by the Board of Directors;
(c)	conduct that amounts to fraud against the Company or its affiliates;
(d)	a breach of the terms of the employment agreement that is materially injurious to the Company or its affiliates; or
(e)	conduct that amounts to willful gross neglect or willful gross misconduct resulting in material economic harm to the Company or its affiliates.

     “Change of Control” generally means:

(a)	the acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, subject to certain exceptions;

(b)	a change in the composition of the Board of Directors within any 12-month period such that the persons who were directors of the Company immediately before the beginning of that 12-month period (the “Incumbent Directors”) or who were elected to the Board of Directors by, or on the recommendation of or with the approval of, at least ⅔ of the directors who then qualified as Incumbent Directors, shall cease to constitute at least a majority of the Board of Directors; provided, however, that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) relating to the election of directors shall be deemed to be an Incumbent Director;
(c)

the approval by the shareholders of the Company of a reorganization, merger or consolidation, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged, or consolidated company’s then outstanding voting securities;

(d)	the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or
(e)	the liquidation or dissolution of the Company.

     “Qualified Termination” means, during the term of the employment agreement, any one of the following events:

(a)	a resignation by Mr. Beall for any reason within 12 months following a change of control; or
(b)	a resignation by Mr. Beall following a change of control for any one of the following reasons:
	(i)	a reduction in his base salary at that time or a reduction in his target bonus opportunity, expressed as a percentage of base salary;
	(ii)	a failure to elect or re-elect him to the positions of Chief Executive Officer and Chairman of the Board of Directors;
	(iii)	a material diminution in his duties or responsibilities;
	(iv)	a change in supervisory authority such that he no longer reports directly to the Board of Directors.
	(v)	a material diminution in the budget authority over which he retains authority;
	(vi)	a material change in the geographic location at which he must perform his duties; or
	(vii)	any other action or inaction that constitutes a material breach of his employment agreement.

     The Company estimates the value of the compensation and benefits payable under the change-of-control provisions of Mr. Beall’s employment agreement as of June 3, 2008, if such provisions were triggered by a change of control, to be approximately $9.0 million. Additional discussion is provided in the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is “performance based.” The determination of whether compensation is performance based depends on a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. In order to preserve the Company’s ability to deduct certain performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee recommended that the Company seek shareholder approval for the Executive Incentive Plan. Pursuant to the Compensation Committee recommendation, the Company submitted to the shareholders for approval, and they approved, the Executive Incentive Plan at the 2006 Annual Meeting of Shareholders. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m) of the Internal Revenue Code, the Compensation Committee, in structuring compensation programs for the Company’s top executive officers, intends to give strong consideration to the deductibility of awards.

COMPENSATION COMMITTEE REPORT

Board of Directors and Compensation Committee

     The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on this review, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement for filing with the SEC.

     This report is submitted by the Compensation Committee, the current members of which are named below.

COMPENSATION COMMITTEE
Stephen I. Sadove (Chair)
Claire L. Arnold
James A. Haslam, III

SUMMARY COMPENSATION TABLE

     The following table summarizes the total compensation paid to or earned by each of the Named Executives during fiscal years 2007 and 2008.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Principle Position	Year	($) (1)	($) (2)	($) (3)	($) (3)	($) (4)	($) (5)	($) (6)	Total ($)
Samuel E.	2008	1,125,000	-	2,429,902 (7)	5,636,543 (7)	-	-	16,303	9,207,748
Beall, III	2007	1,125,000	-	348,520	3,837,990	349,091	479,709	58,836	6,199,146
Chairman of the Board, Chief Executive Officer and President
Marguerite	2008	416,000	-	24,338	496,496	-	121,337	2,151	1,060,332
N. Duffy	2007	400,000	-	15,807	602,568	74,473	145,376	16,206	1,245,430
Senior Vice President and Chief Financial Officer
Kimberly S.	2008	450,000	-	311,694	746,454	-	391,366	8,948	1,908,462
Grant	2007	400,000	-	100,580	773,372	99,297	-	12,568	1,385,817
Executive Vice President
Nicolas N.	2008	416,000	-	17,915	506,532	-	85,279	7,341	1,033,067
Ibrahim	2007	400,000	-	15,807	633,534	74,473	251,719	3,687	1,379,220
Senior Vice President and Chief Technology Officer
Mark S.	2008	390,000	-	5,521	447,544	-	221,291	6,451	1,070,807
Ingram (8)
Senior Vice President – President Franchise Development
____________________

(1)	Represents actual base salary payments made to the Named Executives in fiscal years 2008 and 2007.

(2)	Represents non-performance based guaranteed cash payments. In fiscal years 2008 and 2007, no non- performance based guaranteed cash payments were made to any Named Executive as all cash incentives were performance-based and reflected in the column titled "Non-Equity Incentive Plan Compensation."

(3)	Represents compensation costs as reflected in the Company's Consolidated Financial Statements under SFAS 123(R) of performance-based restricted stock awards in the "Stock Awards" column above and nonqualified stock options in the "Option Awards" column above. Pursuant to SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The Company calculates the SFAS 123(R) grant date fair value of restricted shares as the closing value of Ruby Tuesday, Inc. common stock on the date prior to the grant date. The restricted shares awarded in fiscal years 2008 and 2007 have a grant date fair value of $7.82 and $28.19, respectively. For purposes of calculating the compensation costs, the fair value of Mr. Beall’s performance-based restricted shares awarded in fiscal year 2008 was reduced as he was retirement eligible on the date of grant which rendered the service condition non-substantive under SFAS 123(R). The compensation cost reflected for the stock awards is based on those performance-based restricted shares that are expected to vest. The amounts shown for fiscal year 2008 reflect the reversal of the amounts recorded for fiscal year 2007 as the performance conditions were not met and the shares were forfeited. Additionally, Ms. Grant received a restricted share award in fiscal year 2006 which has a grant date value of $21.13. The assumptions used in calculating the grant date fair value of the stock option awards are described below:

	Interest		Dividend	Expected Term
Grant Date	Rate (%)	Volatility (%)	Yield (%)	(Years)
June 18, 1999*	5.8	35.9	0.5	9.0
October 5, 2000*	6.0	43.7	0.4	7.0
March 30, 2005	4.0	35.3	1.8	3.5
March 28, 2006	4.7	30.6	1.5	3.5
April 11, 2007	4.7	27.0	1.8	4.0**
April 2, 2008	2.1	35.7	0.0	4.0

*	Mr. Beall was the only Named Executive awarded stock options on these dates.

**	An expected term of 4.5 years was used to value Mr. Beall’s stock options awarded on April 11, 2007.

(4)	Represents pay outs under the Executive Incentive Plan for Mr. Beall and the 2007 and 2006 Cash Bonus Plan ("Cash Bonus Plan") for the other Named Executives. Further discussion on the Executive Incentive Plan and non-equity incentive awards for other Named Executives can be found in the "Annual Cash Incentive Compensation" section of the “Compensation Discussion and Analysis” section of this Proxy Statement.

(5)	Represents the actuarial increase during fiscal years 2008 and 2007 in the pension value provided under pension plans only as the Company does not pay above-market or preferential earnings on non-qualified deferred compensation.

(6)	All Other Compensation for fiscal year 2008 is as follows:

		Registrant
		Contributions
		to Defined	Personal Use
		Contribution	of Company
Name	Insurance ($)	Plans ($)	Aircraft ($)	Total ($)
S. E. Beall, III	14,759	-	1,544	16,303
M. N. Duffy	2,151	-	-	2,151
K. S. Grant	1,141	4,365	3,442	8,948
N. N. Ibrahim	3,514	3,827	-	7,341
M. S. Ingram	4,027	-	2,424	6,451

(7)	The increase in Mr. Beall's share-based compensation from fiscal year 2007 to 2008 is due primarily to the acceleration of the expense recognition of the SFAS 123(R) grant date fair value of his share-based payment and the Company’s shift in philosophy regarding equity awards which caused an increase in restricted stock grants and a decrease in option award grants. Due to Mr. Beall becoming retirement eligible on April 1, 2008, any service condition associated with share-based awards which would normally have vested after his retirement eligibility date is deemed non-substantive under the provisions of SFAS 123(R). As a result, the entire compensation cost for his fiscal year 2008 share-based awards was immediately expensed on the date of grant. The grant date fair value, in the aggregate, of stock and option awards granted to Mr. Beall was $3,686,572 in fiscal year 2008 and $4,588,094 in fiscal year 2007.

(8)	Mr. Ingram was not a Named Executive in 2007.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008

								All Other
								Awards:			Grant Date
								Number of	Exercise or	Closing	Fair Value
								Securities	Base Price	Price on	of Stock
		Estimated Possible Pay Outs Under			Estimated Possible Pay Outs Under			Underlying	of Option	Date of	and Option
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Options (3)	Awards (4)	Grant	Awards (5)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
S. E.	07/11/07	843,750	1,406,250	2,250,000
Beall, III	04/02/08				240,011	480,021	480,021				2,778,422
	04/02/08							376,884	7.82	7.88	908,140
M. N.	07/11/07	124,800	249,600	499,200
Duffy	04/02/08				38,363	76,726	76,726				599,997
	04/02/08							60,241	7.82	7.88	145,157
K. S.	07/11/07	180,000	360,000	720,000
Grant	04/02/08				64,450	128,900	128,900				1,007,998
	04/02/08							101,205	7.82	7.88	243,864
N. N.	07/11/07	124,800	249,600	499,200
Ibrahim	04/02/08				32,225	64,450	64,450				503,999
	04/02/08							50,602	7.82	7.88	121,931
M. S.	07/11/07	97,500	195,000	390,000
Ingram	04/02/08				15,346	30,691	30,691				240,004
	04/02/08							24,096	7.82	7.88	58,062
____________________

(1)	Represents the potential pay out range as established under the Executive Incentive Plan for Mr. Beall and the 2008 Cash Bonus Plan (“Cash Bonus Plan”) for the other Named Executives. The Cash Bonus Plan pay out range is from 25% to 160% for Named Executives other than Mr. Beall. The pay out range for Mr. Beall is currently from 75% to 200%. Further discussion of the Executive Incentive Plan and non-equity incentive awards for other Named Executives can be found in the "Annual Cash Incentive Compensation" section of the “Compensation Discussion and Analysis” section of this Proxy Statement. The actual fiscal year 2008 pay out can be found in the column titled "Non-Equity Incentive Plan Compensation" in the “Summary Compensation Table” section of this Proxy Statement.

(2)	Represents the potential pay out range of performance-based restricted shares granted in fiscal year 2008. Awards vest based on the attainment of performance-based objectives in same-restaurant sales growth and achieving a certain leverage ratio for fiscal year 2009. Pay out of the award is determined by meeting the same-restaurant sales growth goal and/or by achieving the debt to EBIDTAR ratio. The maximum pay out under each of the performance goals is 150% of the target award; however, the total pay out may not exceed 100% of the target award for each Named Executive. In the absence of the Named Executive’s termination without cause, death, disability, retirement or due to a divestiture or a change in control, a minimum service requirement must be achieved in addition to the performance-based objectives for the awards to vest. Mr. Beall is entitled to retire at any time. Further details on the vesting schedule of these awards can be found in the “Outstanding Equity Awards at Fiscal Year-End” section of this Proxy Statement.

(3)	Represents nonqualified stock options granted with a five-year term. All awards vest over a 30-month period.

(4)	Represents the closing stock price of a Ruby Tuesday, Inc. common share on April 1, 2008, the day before the grant date in accordance with the terms of the SIP.

(5)	Represents the grant date fair value of the equity awards as determined in accordance with SFAS 123(R). With the exception of Mr. Beall, amounts shown for the performance-based restricted stock awards reflect pay outs at target. The amount shown for Mr. Beall represents the fair value of the performance-based restricted shares as adjusted for the impact of Mr. Beall’s retirement eligibility status on the date of grant. The assumptions used in calculating the SFAS 123(R) grant date fair value of these awards are discussed in Footnote 3 of the “Summary Compensation Table” section of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2008

	Option Awards				Stock Awards
					Number		Equity
					of		Incentive Plan		Equity Incentive
					Shares		Awards:		Plan Awards:
	Number of	Number of			or Units	Market	Number of		Market or Pay
	Securities	Securities			of Stock	Value of	Unearned		out Value of
	Underlying	Underlying			That	Shares or	Shares, Units		Unearned
	Unexercised	Unexercised			Have	Units of	or Other		Shares, Units or
	Options	Options	Option	Option	Not	Stock That	Rights That		Other Rights
	Exercisable	Unexercisable	Exercise	Expiration	Vested	Have Not	Have Not		That Have Not
Name	(#)	(#) (1)	Price ($)	Date	(#) (2)	Vested ($)	Vested (#)		Vested ($)
	156,000		9.47	12/01/08
	1,623		29.71	12/02/08
	245,185		11.88	12/18/08
	1,506		32.00	03/02/09
	451,091		33.00	04/06/09
S. E. Beall, III	1,677		28.79	06/01/09
	482,667		25.30	03/30/10
		516,454	30.14	03/28/11
		305,260	28.19	04/10/12
		201,884	18.44	12/18/12			0	(3)
		376,884	7.82	04/02/13			240,011	(4)	1,725,679
	987		29.71	12/02/08
	915		32.00	03/02/09
	90,000		33.00	04/06/09
	1,017		28.79	06/01/09
M. N. Duffy	90,000		25.30	03/30/10
		100,000	30.14	03/28/11
		42,625	28.19	04/10/12			0	(3)
		60,241	7.82	04/02/13			38,363	(4)	275,830
	738		23.36	09/02/08
	1,740		29.71	12/02/08
	1,236		32.00	03/02/09
	101,000		33.00	04/06/09
	1,374		28.79	06/01/09
K. S. Grant (5)	90,000		25.30	03/30/10
	360		28.55	02/28/11
		150,000	30.14	03/28/11
		378	27.18	06/06/11
		85,250	28.19	04/10/12			0	(3)
		101,205	7.82	04/02/13			64,450	(4)	463,396
					50,000	359,500
	987		29.71	12/02/08
	915		32.00	03/02/09
	100,000		33.00	04/06/09
	1,017		28.79	06/01/09
N. N. Ibrahim	100,000		25.30	03/30/10
		100,000	30.14	03/28/11
		42,625	28.19	04/10/12			0	(3)
		50,602	7.82	04/02/13			32,225	(4)	231,698
	1,161		29.71	12/02/08
	1,077		32.00	03/02/09
	100,000		33.00	04/06/09
	1,197		28.79	06/01/09
M. S. Ingram	100,000		25.30	03/30/10
		90,000	30.14	03/28/11
		28,417	28.19	04/11/12			0	(3)
		24,096	7.82	04/02/13			15,346	(4)	110,338
____________________

(1)	The vesting dates for each unexercisable stock option award are as follows:

Stock Option
Expiration Date	Vesting Date
03/28/11	09/28/08
06/06/11	06/06/08
04/10/12	10/11/09
12/18/12	06/18/10
04/02/13	10/02/10

(2)	Represents restricted stock award granted on 10/05/05. The vesting dates of the award are as follows:

Number of
Restricted Shares	Vesting Date
16,667	10/05/08
16,667	10/05/09
16,666	10/05/10

(3)	On April 11, 2007, the Named Executives were awarded performance-based restricted shares which were to vest and pay out based on earnings-per-share change for fiscal year 2008. At its July 8, 2008 meeting, the Compensation Committee determined that the earnings-per-share change goal was not met at threshold, and none of the restricted shares vested.

(4)	Represents performance-based restricted shares which will vest and pay out based on the attainment of same-restaurant sales growth goals and achieving a certain debt to EBITDAR ratio for fiscal year 2009. The number of shares displayed reflects the threshold number of shares that will be earned if the Company meets its threshold fiscal year 2009 same-restaurant sales growth and leverage-ratio requirement. In addition to the performance conditions, the Named Executives must satisfy the following service condition in order for the award to vest:

Continuous Service Date	Vesting Percentage
Prior to 06/02/09	0%
06/03/09 – 06/01/10	3⅓%
06/01/10 – 05/31/11	66⅔%
06/01/11 – thereafter	100%

The service condition as described above will be deemed satisfied and all unvested shares will vest according to fulfillment of the performance conditions if the Named Executive has provided continuous service through the date of such event: the Named Executive’s termination without cause or termination due to death or disability, retirement or due to a divestiture, or a change in control. Mr. Beall’s award is not subject to early vesting in the event of divestiture and he is entitled to retire at any time.

(5)	Includes outstanding equity awards held by Ms. Grant's spouse as follows:

Number
of Options	Expiration Date
738	09/02/08
579	12/02/08
159	03/02/09
1,000	04/06/09
177	06/01/09
360	02/28/11
378	06/06/11

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2008

     The following table presents information regarding exercises of options to purchase shares of Common Stock during fiscal year 2008 by the Named Executives.

	Option Awards		Stock Awards
Number of
	Number of Shares		Shares	Value
	Acquired on	Value Realized	Acquired on	Realized on
Name	Exercise (#)	on Exercise ($)	Vesting (#)	Vesting ($)
S. E. Beall, III	-	-	-	-
M. N. Duffy	-	-	-	-
K. S. Grant	-	-	-	-
N. N. Ibrahim	-	-	-	-
M. S. Ingram	-	-	-	-

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2008

			Aggregate		Aggregate
	Executive	Registrant	Earnings	Aggregate	Balance at
	Contributions	Contributions	in Last	Withdrawals/	Last Fiscal
	in Last Fiscal	in Last Fiscal	Fiscal	Distributions	Year-End
Name	Year ($) (1)	Year ($) (2)	Year ($)	($)	($)
S. E. Beall, III	-	-	(418,603)	-	314,481
M. N. Duffy	8,800	-	(75,612)	-	529,628
K. S. Grant	24,231	4,365	(24,207)	-	118,503
N. N. Ibrahim	15,500	3,827	(276,414)	-	201,038
M. S. Ingram	-	-	(381,388)	-	3,618,878
____________________

(1)	Represents the base salary deferred by each Named Executive during fiscal year 2008. These deferrals are included in the "Salary" column of the "Summary Compensation Table" section of this Proxy Statement.

(2)	Represents the matching contributions credited to each Named Executive during fiscal year 2008. These amounts are included in the "All Other Compensation" column of the "Summary Compensation Table” section of this Proxy Statement.

     A description of the Deferred Compensation Plan can be found in the “Deferred Compensation Plan” section of the “Compensation Discussion and Analysis” section of this Proxy Statement.

PENSION BENEFITS FOR FISCAL YEAR 2008

		Number of	Present	Payments
		Years	Value of	During Last
		Credited	Accumulated	Fiscal Year
Name	Plan Name	Service (#)	Benefit ($)	($)
	Ruby Tuesday, Inc. Executive
S. E. Beall, III	Supplemental Pension Plan	36	7,115,734	-
	Morrison Retirement Plan		184,453	-
M. N. Duffy	Ruby Tuesday, Inc. Executive
	Supplemental Pension Plan	18	713,205	-
K. S. Grant	Ruby Tuesday, Inc. Executive
	Supplemental Pension Plan	16	391,366	-
N. N. Ibrahim	Ruby Tuesday, Inc. Executive
	Supplemental Pension Plan	11	336,998	-
	Ruby Tuesday, Inc. Executive
M. S. Ingram	Supplemental Pension Plan	29	1,537,508	-
	Morrison Retirement Plan		23,070	-

     Messrs. Beall, Ibrahim, Ingram, and Mses. Duffy and Grant have an accumulated benefit under the provisions of the ESPP. Additionally, Messrs. Beall and Ingram have an accumulated benefit under the provisions of the Retirement Plan. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 3, 2008.

     Material terms and conditions of the ESPP and Retirement Plan are described below.

Executive Supplemental Pension Plan

     A participant’s accrued benefit in the ESPP equals two and one half percent (2½%) of the participant’s highest five-year average base salary multiplied by the participant’s years and fractional years of continuous service (as defined in the ESPP) but not in excess of 20 years of such service, plus one percent (1%) of the participant’s highest five-year average base salary multiplied by the participant’s years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service, less the retirement benefit payable in the form of a single life annuity payable to the participant under the Retirement Plan and less an offset for Social Security benefits calculated based on the most generous formula in effect under the Social Security laws during the participant’s membership in the ESPP.

ESPP Benefit = 2.5% x Average Five-Year Base Salary x Years of Continuous Service (not in excess of 20) + 1.0% x Average Five-Year Base Salary x Years of Continuous Service (greater than 20 but not in excess of 30) - Retirement Plan Benefit - Social Security Benefit

     Base salary includes commissions but excludes bonuses and other forms of remuneration other than salary. Benefits become vested after the participant has completed 10 years of service. Normal retirement age for purposes of the ESPP is age 60, although a participant may retire with an actuarially reduced benefit as early as age 55. Supplemental early retirement provisions allow designated participants to receive unreduced benefits, enhanced benefits, and/or early commencement of benefit payments, depending on age and service criteria specified in the ESPP. A participant’s receipt of unreduced early retirement benefits is conditioned on not competing with the Company for a period of two years following retirement.

     On July 11, 2007, the Compensation Committee approved and adopted the restated and amended ESPP which provided for, among other things, a lump-sum payment option. Accordingly, participants retiring after that date may elect to receive payment of their benefit in the following forms:

  a lump-sum payment;
  a life annuity providing for monthly payments for the life of the participant;
  a life annuity providing for monthly payments for the life of the participant with a guaranteed term certain of 10 years (“10-year certain”) or 20 years (“20-year certain”) as specified by the participant;
  a 100%/50% joint and survivor annuity;
  a 100%/75% joint and survivor annuity; or
  a 100%/100% joint and survivor annuity.

Retirement Plan

     A participant’s accrued annual benefit is determined generally by adding (A) and (B) below, as applicable:

(A)	¼% of pay up to that year’s Social Security Wage Base, plus 1¼% of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and
(B)	¼% of average pay for the highest consecutive five years from 1976 through 1985, up to $14,400, plus 1¼% of such pay in excess of $14,400, multiplied by the number of credited years of service with the Company up to January 1, 1986.

     Normal retirement age for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried, or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from a range of options made available under the Retirement Plan. A participant’s accrued benefit is vested upon completion of five years of service after age 18.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table presents information as of the end of fiscal year 2008 with respect to equity compensation plans of the Company:

		(b)	(c)
	(a)	Weighted-	Number of Securities
	Number of	Average	Remaining Available
	Securities to be	Exercise Price	for Future Issuance
	Issued Upon	of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding Securities
	Options, Warrants	Warrants and	Reflected in Column
Plan Category	and Rights (#)	Rights ($)(1)	(a)) (#)
Equity compensation plans approved by security holders	6,810,122	24.40	910,284 (2)
Equity compensation plans not approved by security holders (3)	286,546 (4)	23.36	0 (5)
Total	7,096,668	24.40	910,284
____________________

(1)	Represents weighted average exercise price of outstanding options only.

(2)	This amount consists of 254,014 shares available for future issuance under the Directors’ Plan and 656,270 shares available for issuance under the SIP. On July 8, 2008, the Compensation Committee determined that the performance conditions applicable to 267,323 restricted shares were not met and therefore were returned to the pool for reissuance under the SIP.

(3)	The equity compensation plans in this category are the Predecessor Plan and the shares subject to options issued under the SIP before it was approved by shareholders. The material features of these plans are described in Notes 8 and 9 to the Company’s Consolidated Financial Statements for fiscal year 2008.

(4)	Includes 261,847 share equivalent units outstanding under the Predecessor Plan and 24,699 shares subject to options issued under the SIP before it was approved by shareholders.

(5)	Does not reflect shares that may become issuable under the Predecessor Plan because the Company does not have a specific number of shares reserved for issuance under that plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The information below describes and quantifies certain payments and benefits that would be provided under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change in control or termination of employment of each of the Named Executives, assuming a June 3, 2008 termination date or change-in-control date and, where applicable, using a closing price of $7.19 per share for the Company’s Common Stock on that date.

     Due to the number of factors that affect the nature and amount of any payments or benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

Deferred Compensation

     The Named Executives are eligible to participate in two deferred compensation plans. Deferrals made prior to 2005 were made under the Predecessor Plan and deferrals in 2005 and later were made under the Deferred Compensation Plan. Mr. Ingram does not participate in either plan. Messrs. Beall and Ibrahim and Mses. Duffy and Grant participate in both plans.

     The last column of the “Nonqualified Deferred Compensation Table” reports each Named Executive’s aggregate balance in the Predecessor Plan and the Deferred Compensation Plan at June 3, 2008. If the Named Executives had terminated employment on the last day of fiscal year 2008, the Company would have been required to distribute from its general assets to each Named Executive the amount in his or her deferred compensation account. As described below, the timing and form of distribution would have depended upon the participant’s election, the plan rules, and, in the case of distributions under the Predecessor Plan, the discretion of the plan administrator. The account balances continue to be credited with increases and decreases reflecting changes in the value of the underlying investments; therefore, amounts received by the Named Executives will differ from those shown in the “Nonqualified Deferred Compensation Table” section of this Proxy Statement.

     Distributions from the Predecessor Plan are made at termination of employment, retirement, disability, or death and are either in a lump sum or annual or more frequent installments, as determined by the plan administrator.

     The timing and form of distributions under the Deferred Compensation Plan are determined by the elections of each plan participant. A participant’s election may be different for each annual deferral, and under certain circumstances, a participant may change one or more of his or her annual deferral elections. Under the default rule, deferrals are paid in a lump sum in January immediately following the calendar year in which the participant attains age 55 if a termination of employment occurs prior to that age. Otherwise, benefits under the Deferred Compensation Plan will be paid in the form of a lump sum distribution in the month of January immediately following a termination of employment but no later than the end of January following the year in which the participant attains age 65. As an alternative to the default rule, a participant may elect one of the following payment choices: (1) payment in a lump sum in the January of a year of the participant’s choice or, if earlier, in the month of January following the calendar year in which the participant terminates employment, or (2) payment in annual installments for a period of the participant’s choice not exceeding 10 years, commencing in the January of a year of the participant’s choice or, if earlier, commencing in the month of January following the calendar year in which the participant terminates employment.

Equity Awards

     The Named Executives have received grants of both stock options and restricted stock. As previously discussed, Ms. Grant received a grant of 50,000 restricted shares on October 5, 2005. If Ms. Grant’s employment is terminated for any reason, any of the 50,000 restricted shares that are not vested at the time of the termination will be forfeited. With the exception of the one-time grant of 50,000 restricted shares to Ms. Grant, restricted stock awarded to the Named Executives is subject to both performance and service conditions. Vesting of restricted stock awards, other than the one-time grant of 50,000 restricted shares to Ms. Grant, will be accelerated upon certain events. Therefore, if a termination of employment without cause or due to death or disability or retirement or had a divestiture or a change in control occurred, in either case, on the last day of the 2008 fiscal year, the vesting of restricted stock awards would have been accelerated, and the Named Executives would have received that number of restricted shares that vest in accordance with the performance condition as determined by the Compensation Committee at its July 2008 meeting.8

     If any of the Named Executives’ employment were to be terminated (i) involuntarily other than for cause, (ii) due to death, disability, divestiture, or retirement, or (iii) if the Company experienced a change in control, any non-exercisable stock options would become exercisable. In the event of termination due to early retirement, a portion of the stock options would become exercisable for Messrs. Ibrahim and Ingram and Mses. Duffy and Grant. While the early retirement provision applies to certain of Mr. Beall’s unvested stock options, this provision had no practical effect because, as of the end of fiscal year 2008, he met the criteria for normal retirement and such options would have fully vested in the event of his normal retirement.
____________________

8	Because the Company did not achieve the performance target contained in the restricted stock awards dated April 11, 2007, no vesting of restricted stock associated with this grant occurred as of June 3, 2008.

     The following table provides the intrinsic value (the value of the option award based upon the Company’s closing stock price on June 3, 2008 minus the exercise price) of restricted stock and stock option awards that would become exercisable or vested if the Named Executive had terminated employment or if the Company had experienced a change in control as of June 3, 2008.

	Involuntary			Retirement
	Termination			or Early
	Other Than For			Retirement,
Name of	Cause, Death or	Change in	Divestitures	as applicable
Executive	Disability ($) (1)	Control ($) (2)	($) (3)	($) (4)
S. E. Beall, III	2,554,585	2,554,585	-	2,554,585
M. N. Duffy	398,686	398,686	398,686	-
K. S. Grant	669,795	669,795	669,795	-
N. N. Ibrahim	334,897	334,897	334,897	-
M. S. Ingram	159,478	159,478	159,478	-
____________________

(1)	For Messrs. Ibrahim and Ingram and Mses. Duffy and Grant, “cause” is defined under the stock option award agreement, and “disability” is defined under the SIP. For Mr. Beall, the terms “cause” and “disability” have the same meaning as provided in the employment agreement between Mr. Beall and the Company.

(2)	Amounts shown in this column include amounts that are single-trigger, change-in-control payments. For Messrs. Ibrahim and Ingram and Mses. Duffy and Grant, “change in control” is defined under the SIP. For Mr. Beall, the term “change of control” has the same meaning as provided in the employment agreement between the Company and him.

(3)	“Divestiture” is defined as the sale by the Company, or an affiliate of the Company, of previously Company (or affiliate) operated units or businesses to an independent company, where the Named Executive was employed at, or supervised, such units or businesses and, upon the completion of such transaction, the Named Executive’s employment with the Company (or affiliate) ceases and the Named Executive immediately becomes an employee or owner of the purchaser of such units or businesses.

(4)	For all Named Executives, “retirement” is generally defined as a termination of service upon attainment of age 65 or satisfaction of the Rule of 90 [if eligible]. Under the terms of the ESPP, the Rule of 90 is satisfied with regard to eligible participants when they are at least 55 years of age and the sum of their age and years of service equals or exceeds 90. However, the definition of “retirement” applicable to certain of Mr. Beall’s stock options is a termination of service upon satisfaction of the Rule of 93. The Rule of 93 is satisfied at such time as the sum of his age and years of service equals or exceeds 93. As of the last day of fiscal year 2008, Mr. Beall satisfied the Rule of 90 and the Rule of 93; therefore all of his stock options would become exercisable if he had terminated employment on that date. “Early retirement” is generally defined as termination of service upon attainment of at least age 55 and prior to satisfaction of the Rule of 90 [if eligible]. In the event of early retirement, a portion of the stock options equal to the total number of stock options multiplied by the number of completed months of employment with the Company from the grant date until the date of early retirement and divided by 30 become vested on the date of the early retirement. As noted in the narrative text accompanying the table, the early-retirement provision would have no practical effect on the vesting of Mr. Beall’s unvested options as such options would fully vest in the event of his normal retirement.

Pension Benefits

     Messrs. Beall, Ibrahim, and Ingram and Ms. Duffy currently participate in the ESPP. However, the only Named Executive who would have been eligible for a benefit under the ESPP if he had retired on June 3, 2008 was Mr. Beall, who would have received a full benefit. Under the terms of the ESPP, these benefits are subject to forfeiture or actuarial reduction based upon certain willful misconduct or prohibited business competition by the participant.

     Generally, benefits are paid in the form of a single life annuity unless an alternative form of benefit payment is selected by the participant. The alternative forms of benefit available are lump sum, 10-year or 20-year certain life annuities and several forms of joint and survivor annuities.

     The present value of Mr. Beall’s accumulated benefit under the ESPP as of June 3, 2008, was $7,115,734. As discussed in the “Employment Agreement” section of this Proxy Statement, in the event that Mr. Beall elects to receive his ESPP benefit in the form of a lump sum payment, the Compensation Committee approved a schedule for the amount of such payment.

     Messrs. Beall and Ingram are the only Named Executives who participate in the Retirement Plan. The normal form of payment for a married participant in the Retirement Plan is a joint and survivor annuity; however, a participant, with the consent of his spouse, may elect other forms of actuarially equivalent single life or joint and survivor annuities. The assumptions used to value Messrs. Beall and Ingram’s accumulated benefits under the Retirement Plan are the same as those under SFAS No. 87, “Employers Accounting for Pensions” except that all benefits are assumed payable at the earliest age the participant can receive an unreduced benefit.

Retiree Health Insurance Plan

     Named Executives who participate in one of the three pension plans (ESPP, Retirement Plan, or MRP) and terminate employment after becoming early-retirement eligible under that pension plan, are eligible, along with their spouse and dependents, to participate in the retiree health insurance plan. The Named Executive pays 100% of the premium under the retiree health insurance plan. Once a Named Executive reaches age 65, he or she is no longer eligible to participate in the retiree health insurance plan. Instead, the Company will provide $70 per month toward Medicare supplement coverage until the Named Executive’s death. Mr. Beall would have been eligible for this benefit following a termination of employment on the last day of fiscal year 2008.

Life Insurance

     If any of the Named Executives had died on June 3, 2008, the survivors of Messrs. Beall, Ibrahim, Ingram, and Mses. Duffy and Grant would have received $6,110,000, $2,110,000, $2,010,000, $2,210,000, and $2,110,000, respectively. If any of the Named Executives had died on June 3, 2008 as the result of an accident, the survivors of each Named Executive would have received an additional $1,010,000.

Disability

     The short-term and long-term disability plans are available generally to all salaried employees. The short-term disability benefit is equal to 70% of salary for 22 weeks, and for all employees other than Mr. Beall, this benefit is limited to $10,000 per month. Assuming Mr. Beall had qualified for the short-term disability benefit on June 3, 2008, his maximum benefit under the short-term disability plan would have been $333,173 for the fiscal year. The long-term disability plan does not discriminate in scope, terms, or operation in favor of executive officers of the Company.

Employment Agreement

     As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, Mr. Beall is the only Named Executive with an employment agreement. Under his employment agreement, certain termination events, as described below, trigger payments and benefits in addition to those described above. As used throughout this section, the terms “cause,” “change of control,” “disability,” “early retirement,” “normal retirement,” and “qualified termination” are defined in the employment agreement between Mr. Beall and the Company.9

     The table below summarizes the payments to Mr. Beall pursuant to his employment agreement upon any termination of employment:

Form of Termination	Pay Out ($)
Death	82,212
Disability	212,020
Retirement	82,212
Resignation	82,212
Involuntary Termination for Cause	82,212
Involuntary Termination other than for Cause, Qualified Termination following a Change of Control, or Resignation following a failure to re-elect Mr. Beall as Chairman of the Board of Directors	9,037,883

     Upon any termination of employment, Mr. Beall would receive a payment of any obligations accrued but unpaid as of the date of the triggering event and payment of earned but unused vacation through the end of the calendar month in which the triggering event occurs. Assuming the termination occurred on June 3, 2008, the payments would have been $0.

     Upon death, disability, retirement, resignation, or involuntary termination for cause, Mr. Beall would receive payment of that portion of base salary payable through the end of the calendar month in which the triggering event occurs. Assuming the termination occurred on June 3, 2008, the payment would have been $82,212.

     Upon death, disability, or retirement, in addition to the payments described above, Mr. Beall would receive payment of a pro rata portion of the annual bonus, if any, payable for the fiscal year in which the triggering event occurs, with such pro rata portion paid when and as such annual bonus would normally be determined. Assuming the triggering event occurred on June 3, 2008, the payment would have been $0.

     In the event of disability, Mr. Beall is also entitled to payment of an amount equal to 30 days of sick pay. If Mr. Beall had become disabled on June 3, 2008, he would have received a payment of $129,808.

     Upon involuntary termination other than for cause, a qualified termination following a change of control, or a resignation following a failure to re-elect Mr. Beall as Chairman of the Board, Mr. Beall would receive:10

  Payment of a pro rata portion of the target annual bonus for the fiscal year in which the triggering event occurred. On June 3, 2008, the payment would have been $1,406,250;
____________________

9	For purposes of this section, the second and third amendments to Mr. Beall’s employment agreement, discussed in detail in the “Employment Agreement” section of the “Compensation Discussion and Analysis” section of this Proxy Statement, do not apply to the calculation of potential payments upon termination or change in control as these amendments were not effective until after June 3, 2008.

10	Payments in this section of the Proxy Statement are as of June 3, 2008. Because the second and third amendments to the Chief Executive Officer’s employment agreement were entered into after this date, the terms of these amendments are not part of the payment calculations.

  Payment of a lump sum amount of three times the sum of (i) base salary then in effect, plus (ii) the greater of (A) the target annual bonus for the fiscal year in which the qualified termination or involuntary termination other than for cause occurs, or (B) the average of the last three annual bonuses earned by Mr. Beall. Assuming the triggering event occurred on June 3, 2008, the payment would have been $7,593,750;
  The provision of health, life, and disability coverage to Mr. Beall and eligible dependents for a period of 36 months at active employee rates (or cash equal to the cost of any such coverage to the extent such continued coverage cannot be provided pursuant to any underlying insurance policy then in effect or where such continued coverage would have adverse tax effects to him or other plan participants), which would have been $37,883;
  The addition of three years to his actual years of continuous service in connection with his accrued benefit under the ESPP. However, due to the fact that his actual years of continuous service met or exceeded the maximum years of continuous service credited under the ESPP as of June 3, 2008, this contractual right would result in no additional compensation to him, and;
  Reimbursement of all excise taxes that are imposed on Mr. Beall pursuant to Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable by him as a result of any reimbursements for Section 4999 excise taxes. If the triggering event had occurred on June 3, 2008, he would not have been subject to excise taxes under Section 4999.

RELATED-PARTY TRANSACTIONS

     Mark S. Ingram, who is a brother-in-law of Samuel E. Beall, III, is also an executive officer of the Company. Compensation information for Messrs. Ingram and Beall are described in the Compensation Discussion and Analysis and subsequent compensation tables contained in this Proxy Statement.

     Bill Grant, who is the spouse of Kimberly Grant, Executive Vice President of the Company, is an employee of the Company. Mr. Grant’s compensation for fiscal year 2008 consisted of base salary of $98,800 and bonus compensation of $4,940.

     The Board of Directors has adopted a policy that all related-party transactions with the Company must be approved in advance by the Audit Committee. All potential related-party transactions must be submitted to the Secretary for subsequent submission to the Audit Committee. All related-party transactions are presumed to be prohibited unless the Audit Committee determines that one of the following exceptions applies:

(1)	The terms of the proposed transaction would be reasonable under the circumstances if the Company and the related party were dealing at arms length; or
(2)	The terms of the proposed transaction are less favorable to the related party than if the Company and the related party were dealing at arms length; or
(3)	There is a compelling business reason to approve the transaction after taking into account such factors as the availability of other unrelated parties to perform similar work under a similar timeframe and price structure; or
(4)	The Committee has been made fully aware of existing or potential significant conflicts in connection with the proposed transaction and determines that the Company has taken appropriate steps to manage such conflicts.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE COMPANY’S STOCK INCENTIVE AND
DEFERRED COMPENSATION PLAN FOR DIRECTORS

     The Board of Directors has adopted, and recommends that the shareholders approve, an amendment to the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the “Directors’ Plan”) to provide for the grant of annual option awards, annual grants of restricted stock, or a combination of both, as described below. The affirmative vote of a majority of votes cast by holders of the shares of the Company’s Common Stock represented in person or by proxy at a meeting at which a quorum is present is required for adoption of the amendment to the Directors’ Plan. This amendment was adopted to provide industry-competitive compensation opportunities for the Company’s non-employee directors.

     If shareholder approval is not obtained at the Annual Meeting, any awards granted under the Directors' Plan, as amended, will become null and void to the extent they would not have been permissible under the terms of the Directors' Plan.

     The following description of the Directors’ Plan is qualified in its entirety by reference to the applicable provisions of the plan document; the full text of the amendment is set forth on Annex A and is made a part of this proxy statement.

Purpose

     The purpose of the Directors’ Plan is to provide incentives to eligible directors that are aligned with the interests of shareholders, to encourage share ownership by eligible directors, and to provide a means of recruiting and retaining qualified director candidates.

Eligibility

     The non-employee members of the Board of Directors are the only persons eligible to participate in the Directors’ Plan. The aggregate benefits and amounts that will be received in the future by the non-employee directors are not presently determinable. As of the date of this proxy statement, there were seven non-employee directors.

Description of General Terms

Administration

     The Directors’ Plan is administered by the Board of Directors.

Shares Reserved

     The Directors’ Plan reserves for issuance pursuant to equity awards authorized by the terms thereof a total of 950,000 shares of Common Stock, subject to adjustment as provided by the terms of the Directors’ Plan, approximately 254,014 of which remain available for issuance.

Deferred Compensation Accounts

     The Directors’ Plan permits non-employee directors to defer all or a portion (in 25% increments) of their retainer and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of such accounts during such fiscal quarter. Amounts credited to a director’s deferred compensation account will be distributed (or commence to be distributed, in the case of installment payments) upon the earlier of (a) the first day of the month following the date of the director’s 70th birthday or (b) the first January 15 or July 15 following the date the director ceases to be a member of the Board of Directors, unless a director timely elects a later distribution date.

Award of Equity Compensation

     The Directors’ Plan, as amended, provides that each non-employee director will be granted an amount of equity compensation in the form of a restricted stock award, an option, or both, as of the date of each annual meeting of the shareholders of the Company beginning with the 2008 Annual Shareholder Meeting, if he or she is elected or re-elected as a director of the Company at that meeting or otherwise continues to serve as a director of the Company immediately following that meeting.

     Prior to the amendment, as of each annual meeting of the shareholders, each non-employee director could receive a restricted stock award for a number of shares determined by the Board of Directors, but not in excess of a number determined under a formula specified in the Directors’ Plan. The non-employee director would only receive a restricted stock award if the Board of Directors affirmatively approved the grant of the restricted stock award for that meeting of the annual shareholders. Each non-employee director would also receive an annual grant of an option to purchase up to 8,000 shares of the Common Stock of the Company as of each annual meeting of the shareholders. However, the number of shares of Common Stock subject to the option was reduced (but not below zero) by the product of (x) the number of shares of Common Stock subject to each restricted stock award, if any, granted for the same annual meeting of shareholders, multiplied by (y) a conversion factor specified in the Directors’ Plan. The conversion factor was designed to represent the present value of an option to purchase a share of Common Stock under an accepted option valuation methodology, as described in the plan. During fiscal year 2008, non-employee directors were awarded equity compensation under the Directors’ Plan totaling $268,948 based on the fair value of awards granted.

     As amended, the Directors’ Plan provides that each non-employee director receives a total amount of equity compensation equal to a present value of $110,000 on the date of grant, which is the date of the annual shareholders meeting. The $110,000 figure is adjusted annually for inflation based on the twelve months percent change in the national Consumer Price Index for all Urban Consumers (CPI-U), US City Average for All Items, not seasonally adjusted, for the fiscal year of the Company ending prior to the date of grant. The non-employee directors will receive the grant in the form of a restricted stock award, a stock option, or one of each type of award depending on the allocation set by the Board of Directors. For purposes of determining the present value, the Common Stock subject to restricted stock awards will be valued at the closing value of the stock on the date prior to the grant and stock options will be valued using a commonly accepted option valuation technique, such as the Black-Scholes-Merton option pricing model. During fiscal year 2008, had the proposed amendment been effective, non-employee directors would have been awarded equity compensation under the Directors’ Plan totaling $770,000.

     This amendment was adopted because the Company wants to provide competitive compensation opportunities for its directors. Under the plan prior to the amendment, there was potential that the compensation opportunity delivered to directors could be higher or lower than the competitive market because the value of the compensation opportunity would fluctuate as the value of the stock fluctuated. The use of a specified–dollar-value, as adjusted for inflation, as the basis to determine the appropriate number of shares subject to options or restricted stock for annual equity grants is preferable to the prior method because it provides a more predictable standard for setting a level of compensation opportunity that is competitive with peer practices. Because the Company wants to provide competitive compensation opportunities, the specified-dollar-value approach is preferred over the fluctuating compensation associated with the fixed-share or option approach.

     The maximum number of shares of Common Stock that may be subject to any annual equity incentive will be adjusted in the event of recapitalizations or similar events affecting the Company.

Restricted Stock

     One-third of the shares of Common Stock subject to a restricted stock award shall vest on each of the first three anniversary dates of the original grant date for that restricted stock award, provided the director remains a member of the Board of Directors as of the applicable anniversary date. If a director ceases to be a member of the Board of Directors prior to the third anniversary of the grant date of a restricted stock award, any unvested shares under that restricted stock award shall be forfeited. All shares of Common Stock subject to a restricted stock award will become vested on the date the director ceases to be a member of the Board of Directors on account of death, disability, upon attaining age 70, or upon a change in control.

Options

     The annual options will be granted with an exercise price equal to closing value as of the day before the date of the annual meeting of shareholders. Each annual option will expire generally on the earlier of (i) the fifth anniversary of the option grant date or (ii) 90 days following the date the director ceases to serve as a director of the Company, other than for cause and 15 days following the date he or she ceases to serve as a director of the Company if for cause. The annual options will become exercisable 30 months following the date of grant or earlier in the event of death, retirement, disability or certain changes in control. Non-employee directors whose service with the Company ends prior to the option term, other than for cause, may exercise a pro rata portion of the option.

Target Ownership Levels

     Shares of Common Stock purchased through the exercise of the annual options generally may not be transferred during any period of time, prior to the director’s death, that he or she has not attained his or her target ownership level. A director will be treated as having attained the “target ownership level” if he or she owns a number of shares of Common Stock with a fair market value equal to or exceeding $250,000.

Amendments or Termination

     The Directors’ Plan may be amended or terminated by the Board of Directors at any time without shareholder approval, although the Company intends to seek shareholder approval whenever doing so is determined to be necessary or advisable. No amendment or termination by the Board of Directors may adversely affect the rights of participants to the extent previously accrued.

Federal Income Tax Consequences

     The following discussion outlines generally the federal income tax consequences of participation in the Directors’ Plan. Individual circumstances may vary.

Restricted Stock Awards

     A participant will not be taxed upon the grant of a stock award if such award is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. When the shares of stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at that time, and the Company will also be entitled to a corresponding deduction.

Nonqualified Options

     A participant will not recognize income upon the grant of a nonqualified option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock on the date the option is exercised over the price paid for the stock, and the Company will then be entitled to a corresponding deduction.

     Depending upon the time the shares of stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.

     Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of stock to the Company.

The Board of Directors recommends that you vote
FOR the amendment to the Directors’ Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Report

     The Audit Committee reports as follows with respect to the audit of the Company’s fiscal year 2008 consolidated financial statements (the “Financial Statements”):

  the Audit Committee has held meetings with its independent registered public accounting firm, KPMG, throughout the fiscal year without management present, to discuss financial reporting matters;
  the Audit Committee has reviewed and discussed the Financial Statements with KPMG and the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and accounting judgments, and the transparency of disclosures in the Financial Statements;
  the Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions about the effectiveness of the Company’s internal control over financial reporting;
  the Audit Committee has discussed with KPMG the matters required to be discussed by SAS 61, Communication with Audit Committees, which include, without limitation, matters related to the conduct of the audit of the Financial Statements;
  the Audit Committee has received written disclosures from KPMG required by the NYSE Listing Standards and Independence Standards Board Standard No. 1 (which relate to KPMG’s independence from the Company) and has discussed with KPMG the firm’s independence; and
  in its meetings with KPMG, the Audit Committee asks KPMG to address several topics that the Audit Committee believes are particularly relevant to its oversight, including: whether KPMG would have in any way prepared the Financial Statements differently from the manner selected by management; if the auditor were an investor, would the investor have received, in plain English, the information essential to understanding the Company’s financial performance during the reporting period; and whether the Company is following the same internal audit procedure that would be followed if KPMG were the Company’s Chief Executive Officer.

     Based on reviews and discussions of the Financial Statements with management and discussions with KPMG described above, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 3, 2008.

     The Audit Committee, comprised of all non-management directors, meets at regularly scheduled executive sessions at which Mr. Lanigan, the Audit Committee Chairman, presides.

     This report is submitted by the Audit Committee, the current members of which are named below.

AUDIT COMMITTEE
Bernard Lanigan, Jr. (Chair)
Kevin T. Clayton
R. Brad Martin
Dr. Donald Ratajczak

Audit Committee Charter

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which, as amended to date, is available on the Company’s website at http://www.rubytuesday.com/investors/governance.asp. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter and the Board of Directors approves it on an annual basis.

Independence of Audit Committee Members

     Each of the members of the Company’s Audit Committee meets the requirements for independence as defined by the applicable listing standards of the NYSE and the SEC rules.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors has selected KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 2, 2009. At the Annual Meeting, the Company will ask shareholders to ratify the Board’s selection. KPMG, which has served in this same capacity since 2000, is expected to be represented at the Annual Meeting. A representative of KPMG will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

     The Board of Directors has submitted this proposal to the Company’s shareholders as required by the Audit Committee Charter. If the shareholders do not ratify the Board’s proposal, the Board of Directors will reconsider its action with respect to the engagement of KPMG. Approval of the resolution, however, will in no way limit the Board’s authority to terminate or otherwise change the engagement of KPMG during the fiscal year ending June 2, 2009.

Accountants’ Fees and Expenses

     The following table sets forth the aggregate fees billed to the Company by KPMG for the fiscal years ended June 3, 2008 and June 5, 2007.

	Fiscal Year Ended
	June 3, 2008	June 5, 2007
Audit Fees (1)	$650,165	$617,342
Audit-related Fees (2)	35,335	34,658
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$685,500	$652,000
____________________

(1)

Includes fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the condensed consolidated financial statements included in the Company’s quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2008 and fiscal year 2007, and fees associated with the audits of internal control over financial reporting.

(2)

Includes fees for professional services rendered in fiscal years 2008 and 2007 in connection with audits of an employee benefit plan and certain agreed upon procedures for state compliance purposes and consents in connection with the Company’s franchise disclosure document circulars.

     The Audit Committee has adopted a policy governing the provision of audit and permitted non-audit services by the Company’s independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually, and, if appropriate, approve, the engagement of the independent registered public accounting firm to provide audit, review, and attest services for the relevant fiscal year. Any changes to the terms and conditions of the annual engagement, resulting from changes in audit scope or Company structure or from other subsequent events, must be approved in advance by the Audit Committee.

     The policy also provides that any proposed engagement of the independent registered public accounting firm for non-audit services that are permitted under applicable laws, rules, and regulations, must be approved in advance by the Audit Committee, except that the pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of such services, other than tax planning or tax strategies services, does not exceed $25,000 in a single instance; (ii) such services were not recognized to constitute non-audit services at the time of engagement of the independent registered public accounting firm; and (iii) such services were promptly brought to the attention of the Audit Committee and approved prior to completion of the service by the Audit Committee or by a majority of the members of the Audit Committee. Such approvals are required to be obtained in advance at regularly scheduled meetings of the Audit Committee, except in special circumstances where delaying such approval until the next regularly scheduled meeting of the Audit Committee is impractical. In such special circumstances, approval of such engagements may be obtained by (i) telephonic meeting of the Audit Committee; (ii) unanimous consent action of all of the members of the Audit Committee; or (iii) electronic mail, facsimile or other form of written communication so long as such written communication is ratified by unanimous consent action prior to the next regularly scheduled meeting of the Audit Committee or by resolution at the next regularly scheduled meeting of the Audit Committee. The policy prohibits the engagement of an independent registered public accounting firm in instances in which the engagement is prohibited by applicable laws, rules, and regulations.

     All of the services provided under Audit Fees, Audit-related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

Determination of Auditor Independence

     The Audit Committee has considered and evaluated the services provided by KPMG and has determined that the provision of such services was not incompatible with maintaining KPMG’s independence.

The Board of Directors recommends that you vote FOR the Ratification of the Selection of KPMG as the Company’s Independent Registered Public Accounting Firm.

SHAREHOLDER PROPOSALS

     Any shareholder of the Company who wishes to submit a proposal for action at the Company’s 2009 Annual Meeting of Shareholders and who desires the proposal to be considered for inclusion in the Company’s proxy materials must provide a written copy of the proposal to the Company not later than April 23, 2009 and must otherwise comply with the rules of the SEC relating to shareholder proposals. Shareholder proposals should be sent by mail to the Company’s principal executive office or by facsimile at (865) 379-6826 followed by mail submission, in each case to the attention of Scarlett May, Vice President, General Counsel and Secretary of the Company.

     The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2009 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless (a) with respect to any nomination for director, written notice of the intent to make the nomination is submitted to the Company at least 90 days in advance of the meeting and is otherwise made in accordance with the nomination procedures contained in the Articles of Incorporation of the Company, or (b) with respect to any other shareholder proposal, notice of the matter is received by the Company at its principal executive office not later than April 23, 2009 and, in either case, certain other conditions of the applicable rules of the SEC are satisfied.

GENERAL

     Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by shareholders at the time and place of the Annual Meeting.

     This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 3, 2008 are available without charge to shareholders upon written request to the Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801, telephone number (865) 379-5700 and are available on the Company’s website at http://www.rubytuesday.com/investors/reports.asp. Additional copies of these documents may be requested by contacting the Secretary at the address and phone number listed above. In addition, you may access these materials on the Internet at http://ww3.ics.adp.com/streetlink/ri which does not have “cookies” that identify visitors to the site

By Order of the Board of Directors,

Scarlett May
Vice President, General Counsel
and Secretary

August 20, 2008
Maryville, Tennessee

ANNEX A

RUBY TUESDAY, INC. STOCK INCENTIVE AND
DEFERRED COMPENSATION PLAN FOR DIRECTORS
(AS AMENDED AND RESTATED AS OF OCTOBER 8, 2008)

A-i

TABLE OF CONTENTS

SECTION 1 DEFINITIONS			A-1
1.1		Definitions	A-1
SECTION 2 THE STOCK INCENTIVE AND DEFERRED COMPENSATION PLAN			A-5
2.1		The Purpose of the Plan	A-5
2.2		Stock Subject to the Plan	A-5
2.3		Administration of the Plan	A-5
2.4		Eligibility	A-5
SECTION 3 ANNUAL OPTIONS AWARDS			A-6
3.1		Grants of Annual Options	A-6
3.2		Annual Options	A-6
3.3		Rights as a Shareholder	A-7
3.4		Restrictions on Transfer of Annual Option Shares	A-8
SECTION 4 RESTRICTED STOCK AWARDS			A-8
4.1		Awards	A-8
4.2		Shares Subject to Each Award	A-8
4.4		Escrow of Shares	A-9
4.5		Limitations on Transfer	A-9
4.6		Withholding	A-9
SECTION 5 DEFERRAL OF COMPENSATION			A-9
5.1		Deferral to Deferred Compensation Accounts	A-9
5.2		Revocation of Elections	A-10
5.3		Revocation of Prior Elections	A-10
SECTION 6 DEFERRED COMPENSATON ACCOUNTS			A-10
6.1		Establishment of Accounts	A-10
6.2		Crediting of Deferrals	A-10
6.3		Crediting Income	A-10
6.4		Distribution of Accounts	A-10
6.5		Distribution upon Death	A-11
6.6		Statement of Account	A-11
6.7		Participant’s Rights Unsecured	A-11
SECTION 7 STOCK AWARDS AND GRANT OF OPTIONS			A-12
7.1		Elections to Purchase Shares	A-12
7.2		Number of Shares Issued	A-12
7.3		Option Grants	A-13
7.4		Option Term	A-13
7.5		Payment	A-13
7.6		Restrictions on Transfer and Exercise of Options	A-13
7.7		Cessation of Future Activity	A-14
SECTION 8 GENERAL PROVISIONS			A-14
8.1		Changes in Capitalization; Merger; Liquidation	A-14
8.2		Right to Remove Director	A-15
8.3	.	Restrictions on Delivery and Sale of Shares; Legends	A-15
8.4		Non-alienation of Benefits	A-15
8.5		Termination and Amendment of the Plan	A-15
8.6		Stockholder Approval	A-16
8.7		Choice of Law	A-16
8.8		Effective Date of Plan	A-16

RUBY TUESDAY, INC. STOCK INCENTIVE AND
DEFERRED COMPENSATION PLAN FOR DIRECTORS
(AS AMENDED AND RESTATED AS OF OCTOBER 8, 2008)

     The Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors contained herein constitutes an amendment and restatement of the Morrison Restaurants Inc. Stock Incentive and Deferred Compensation Plan for Directors (the “Prior Plan”). The Prior Plan constituted, in part, an amendment and restatement of the Morrison Incorporated Stock Incentive and Deferred Compensation Plan for Directors, which replaced the Morrison Incorporated Deferred Compensation Plan for Directors.

SECTION 1 DEFINITIONS

     1.1 Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

     (a) “Annual Option” means a non-qualified option to purchase shares of Stock pursuant to Plan Section 3.

     (b) “Annual Retainer Compensation” means the retainer fee payable to a Participant by the Company for the then current fiscal year of the Company, but shall not include any meeting or committee fees or expense reimbursements paid to a Participant, as determined on the first day of the fiscal year or, if later, as of the first day an individual becomes a Participant.

     (c) “Award Value” means an amount equal to $110,000 on the Effective Date, adjusted cumulatively thereafter on an annual basis for inflation based on the twelve months’ percent change in the national Consumer Price Index for all Urban Consumers (CPI-U), US City Average for All Items, not seasonally adjusted, for the fiscal year of the Company ending prior to the date of grant.

     (d) “Board of Directors” means the board of directors of the Company.

     (e) “Cause” means conduct amounting to

     (i) fraud or dishonesty against the Company or affiliate(s);

     (ii) Participant’s willful misconduct or knowing violation of law in the course of Participant’s service with the Company or affiliate(s);

     (iii) repeated absences from required meetings and other commitments of members of the Board of Directors of the Company or an affiliate without a reasonable excuse;

     (iv) repeated intoxication with alcohol or drugs while on the Company’s or affiliate(s) premises;

     (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty; or

     (vi) a breach or violation of the terms of any agreement to which the Participant and the Company or affiliate(s) are party.

     (f) “Change in Control” means any one of the following events:

     (i) the acquisition by any individual, entity or ‘group’ (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a ‘Person’) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the ‘Outstanding Voting Securities’); provided, however, that the following shall not constitute a Change in Control: (1) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate.

     (ii) within any twelve-month period (beginning on or after July 9, 2002), the persons who were directors of the Company immediately before the beginning of such twelve-month period (the ‘Incumbent Directors’) shall cease to constitute at least a majority of the Board of Directors of the Company; provided that any director who was not a director as of July 9, 2002 shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

     (iii) the approval by the stockholders of the Company of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities;

     (iv) the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or

     (v) the liquidation or dissolution of the Company.

     (g) “Code” means the Internal Revenue Code of 1986, as amended.

     (h) “Committee” means the committee appointed by the Board of Directors to administer the Plan or, in the absence of appointment of such committee, the Board of Directors.

     (i) “Company” means Ruby Tuesday, Inc., a Georgia corporation, or its successor.

     (j) “Compensation” means Nonretainer Compensation and Annual Retainer Compensation.

     (k) “Deferred Compensation Account” means an account established and maintained on behalf of each Participant and Prior Participant which shall be credited with certain amounts deferred by Participants under the Plan and with a rate of return as described in Plan Section 6.3.

     (l) “Disability” means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

     (m) “Disposition” means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

     (n) “Effective Date” means the date the Plan, as amended and restated herein, is approved by the stockholders of the Company.

     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (p) “Fair Market Value” with regard to a date means the closing price of the Stock on the last trading date prior to that date as reported by the New York Stock Exchange (or, if applicable, as reported by any other national securities exchange selected by the Committee on which the shares of Stock are then actively traded).

     (q) “Grant Value” means, with respect to Annual Options, the value of the Annual Option determined under the Black-Scholes-Merton valuation methodology, or other generally accepted valuation methodology selected by the Committee, as of the date of the annual meeting of the Company’s shareholders as of which the Annual Option is granted and, with respect to Restricted Stock Awards, means the Fair Market Value of a share of Stock as of the date of the annual meeting of the Company’s shareholders as of which the Restricted Stock Award is granted.

     (r) “Nonretainer Compensation” means the meeting and committee fees paid to a Participant by the Company, but does not include any Retainer Compensation or expense reimbursement paid to a Participant.

     (s) “Old Plan” means the Morrison Incorporated Stock Incentive and Deferred Compensation Plan for Directors, successor to the Morrison Incorporated Deferred Compensation Plan for Directors, as it existed prior to its amendment and restatement as the Prior Plan.

     (t) “Option” means an option granted under the Plan to buy shares of Stock as set forth in Plan Section 7.

     (u) “Ownership Level Measurement Date” means the date of each annual shareholders meeting.

     (v) “Participant” means an individual who, pursuant to Plan Section 2.4, is eligible to participate in the Plan.

     (w) “Plan” means the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors; provided, however, in the event Ruby Tuesday, Inc. is replaced by a successor in interest, the title of the Plan shall thereafter be the name of the successor in interest followed by the phrase “Stock Incentive and Deferred Compensation Plan for Directors.”

     (x) “Plan Year” means the calendar year.

     (y) “Prior Participant” means a former Participant whose benefits have not been fully distributed from the Plan.

     (z) “Restricted Stock Award” means a restricted stock award under Plan Section 4.1.

     (aa) “Retainer Compensation” means the quarterly retainer fee paid to a Participant by the Company, but shall not include any meeting or committee fees or expense reimbursements paid to a Participant.

     (bb) “Stock” means the Company’s common stock, $.01 par value.

     (cc) “Stock Awards” means the shares of Stock issued pursuant to Plan Section 7.2.

     (dd) “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

     (ee) “Stock Incentives” means Annual Options, Options, Stock Awards and Restricted Stock Awards.

     (ff) “Target Ownership Level” means the number of shares of Stock owned by the Participant with a Fair Market Value at least equal to $250,000 as of an Ownership Level Measurement Date. For purposes of this Section 1.1(ff), Fair Market Value, as defined by Section 1.1(p), shall be modified to mean the highest closing price of the Stock for any day during the thirty (30) day period ending on the Ownership Level Measurement Date. For purposes of this Section 1.1(ff), a Participant shall be considered to ‘own’ shares of Stock (i) if the Participant has any legal or beneficial interest in the shares of Stock; or (ii) if a legal or beneficial interest in the shares of Stock is held by the Participant’s spouse or any child under age 21.

     (gg) “Termination from Service” means the Participant’s separation from service with the Company and its affiliates as contemplated under Code Section 409A(a)(2)(A)(i) for reasons other than death. Whether a Termination from Service takes place is determined based on the facts and circumstances surrounding the termination of the Participant’s service relationship and whether there is an intent for the Participant to provide significant services for the Company or any affiliate following such termination.

SECTION 2 THE STOCK INCENTIVE AND
|DEFERRED COMPENSATION PLAN

     2.1 The Purpose of the Plan. The Plan is intended to (a) provide incentive to non-employee directors of the Company to stimulate their efforts toward the continued success of the Company and to manage the business of the Company in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by non-employee directors by providing them with a means to acquire a proprietary interest in the Company; and (c) provide a means of obtaining and rewarding non-employee directors.

     2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Plan Section 8.1, 950,000 shares of Stock (the ‘Maximum Plan Shares’) are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the aggregate of shares of Stock issuable pursuant to outstanding Stock Incentives, shares of Stock issued pursuant to Stock Incentives, and shares of Stock issued pursuant to Stock Awards and Restricted Stock Awards exceed the Maximum Plan Shares. If a Stock Incentive expires or terminates for any reason without being exercised in full, the shares subject to the unsettled portion of such Stock Incentive shall again be available for purposes of the Plan.

     2.3 Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements consistent with the provisions of the Plan and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s decisions shall be final and binding on all Participants. The Plan shall be interpreted in view of the intention that the grant and exercise of Annual Options and Options and the grant of Stock Awards and Restricted Stock Awards are all intended to qualify as exempt transactions under Rule 16b-3 promulgated under the Exchange Act.

     2.4 Eligibility. Any member of the Board of Directors who is not an employee of the Company shall be a Participant. A Participant shall cease to be eligible for continued participation in the Plan as of the date the Participant ceases to serve upon the Board of Directors. A Participant who ceases to be eligible to participate in the Plan will no longer be eligible to make further deferrals under the Plan pursuant to Plan Section 5 but shall continue to be subject to all other terms of Plan Sections 5 and 6, and related ancillary provisions, until the Participant’s Deferred Compensation Account is fully paid. Any deferral election under Plan Section 5 then in effect as of the date the Participant ceases to be eligible to participate in the Plan will be cancelled immediately following the close of the fiscal quarter in which the Participant’s eligibility ceases, subject to any restrictions on the implementation of the cancellation under Code Section 409A, including any regulatory guidance issued thereunder.

SECTION 3 ANNUAL OPTION AWARDS

     3.1 Grants of Annual Options. Each Participant who is a director and who is not an employee of the Company may be granted an Annual Option as of the date of each annual meeting of the shareholders, if such Participant is elected or re-elected as a director of the Company at that meeting or otherwise continues to serve as a director of the Company immediately following that meeting. In the event the number of Maximum Plan Shares, reduced by the number of such Maximum Plan Shares previously issued or issuable under the Plan, is insufficient to fund all of the Annual Options to be granted as of any annual meeting of the shareholders of the Company, then no Annual Options with respect to that meeting or any subsequent meeting shall be granted unless and until the Plan is amended to increase the number of Maximum Plan Shares; provided, further, that no Annual Options shall be granted with respect to annual meetings that take place prior to the effective date of any such amendment.

     3.2 Annual Options. An Annual Option shall represent the right to purchase shares of Stock at a per share exercise price equal to the Fair Market Value of a share of Stock on the date of grant, which is the date of the annual meeting of the shareholders of the Company for which the award is made. The number of shares of Stock subject to each Annual Option shall be the resultant of the Award Value divided by the Grant Value attributable to the Annual Option (rounding down to the nearest whole number), reduced (but not below zero) by the product of the number of shares of Stock subject to the corresponding Restricted Stock Award granted to the Participant, if any, pursuant to Plan Section 4 respecting the same annual meeting of shareholders, multiplied by the Grant Value attributable to the Restricted Stock Award (rounding down to the nearest whole number). Upon the grant of an Annual Option hereunder, the Committee shall prepare (or cause to be prepared) a Stock Incentive Agreement reflecting the option terms, which shall contain the provisions set forth below and such other terms and conditions as the Committee may determine are appropriate from time to time hereafter:

     (a) Vesting. Each Annual Option granted under this Plan shall not be exercisable until the 30-month anniversary of the date the Annual Option was granted at which point the Annual Option shall be fully exercisable. If the Participant terminates service as a director of the Company due to death, Disability, or retirement at or after age 50 upon expiration of any normal term of appointment, the unvested portion of the Annual Option shall become fully vested. Each Annual Option also shall become fully vested and exercisable immediately prior to any Change in Control. If the Participant’s service as a director of the Company is terminated involuntarily other than due to Cause, a portion of the Annual Option shall become vested and exercisable as follows: that portion determined by multiplying the total number of shares subject to the Annual Option by a fraction, the numerator of which shall be the number of full months of the Participant’s service with the Company from the date of grant to the date of involuntary termination and the denominator of which shall be thirty (30). If the Participant’s service as a director of the Company is terminated involuntarily for Cause, the unvested portion of the Annual Option shall be forfeited.

     (b) Option Period. Each Annual Option shall have a maximum term of five (5) years, but shall expire no later than (i) ninety (90) days following any earlier termination of the Participant’s service as a director of the Company due to a voluntary resignation or involuntary termination other than for Cause; and (ii) fifteen (15) days following any earlier involuntary termination of the Participant’s service as a director of the Company for Cause.

     (c) Method of Exercise. All Annual Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Annual Option which the Participant is exercising (in whole or in part) and shall be accompanied by payment of the applicable exercise price for the number of shares specified in such notice. The exercise price shall be payable upon the exercise of an Annual Option in an amount equal to the number of shares then being purchased times the per share exercise price. Payment at the election of the Participant (or his successors) shall be (i) in cash; (ii) by delivery to the Company of a certificate or certificates for shares of Stock held by the Participant for at least six (6) months duly endorsed for transfer to the Company; or (iii) by a cashless exercise executed through a broker, dealer, or other creditor, as defined by Regulation T promulgated by the Board of Governors of the Federal Reserve System, following delivery by the Participant to the Company of instructions in a form acceptable to the Company.

     (d) Restrictions on Transfer and Exercise of Annual Options. No Annual Option shall be assignable or transferable by the Participant except by will or the laws of descent and distribution; provided, however, that the Chairperson of the Committee may (but need not) permit other transfers where the Chairperson concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws or accounting consequences applicable to transferable options. During the lifetime of a Participant, the Annual Option shall be exercisable only by him or her or such permitted transferee; provided, however, that in the event the Participant is subject to a Disability and unable to exercise an Annual Option, such Annual Option may be exercised by such Participant’s legal guardian, legal representative, fiduciary or other representative whom the Chairperson deems appropriate based on applicable facts and circumstances.

     (e) Notwithstanding any other provision in the Plan, without the prior approval of the stockholders of the Company, (i) no amendment shall be made to reduce the per share exercise price of an Annual Option following its grant, except in connection with an adjustment effected pursuant to Section 8.1, and (ii) no action shall be taken to cancel an Annual Option having an exercise price that is lower than the Stock's per share fair market value at the time of cancellation in exchange for cash or to exchange an Annual Option for another option or other equity incentive having a lower per share exercise or strike price.

     3.3 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by an Annual Option until the date of the issuance of the shares of Stock to him or her and only after the applicable exercise price of such shares is fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

     3.4 Restrictions on Transfer of Annual Option Shares. A Participant may not assign or transfer, except by will or the laws of descent and distribution, any shares of Stock attributable to the exercise of an Annual Option granted on or after October 5, 2005, unless and until the Participant attains the Target Ownership Level as of the Ownership Level Measurement Date coincident with the grant date of the Annual Option to which the shares of Stock are attributable or any subsequent Target Ownership Effective Date. If a Participant attains the Target Ownership Level but then falls below the Target Ownership Level as of any subsequent Ownership Level Measurement Date, shares of Stock attributable to the exercise of the Annual Option granted on that date and each subsequent Ownership Level Measurement Date shall be subject to the transfer restrictions contemplated by this Section 3.4 unless and until the Participant again attains the Target Ownership Level. Transfer restrictions imposed under this Section 3.4 shall remain in effect until the earlier of (i) the date they may be removed pursuant to the preceding provisions of this Section 3.4 or (ii) the Participant’s death. Certificates reflecting shares of Stock issued upon the exercise of any Annual Option shall bear an appropriate legend reflecting these transfer restrictions, to the extent applicable, as determined by the provisions of this Section.

SECTION 4 RESTRICTED STOCK AWARDS

     4.1 Awards. Each Participant who is a director and who is not an employee of the Company may be granted a Restricted Stock Award as of the date of each annual meeting of the shareholders of the Company beginning with the 2006 annual shareholder meeting, if such Participant is elected or re-elected as a director of the Company at that meeting or otherwise continues to serve as a director of the Company immediately following that meeting and if the Board of Directors affirmatively approves the grant of Restricted Stock Awards to otherwise eligible directors with respect to each such annual meeting no later than the date of that annual meeting. In the event the number of Maximum Plan Shares, reduced by the number of such Maximum Plan Shares previously issued or issuable under the Plan, is insufficient to fund all of the Restricted Stock Awards to be granted as of any annual meeting of the shareholders of the Company, then no Restricted Stock Awards with respect to that meeting or any subsequent meeting shall be granted unless and until the Plan is amended to increase the number of Maximum Plan Shares; provided, further, that no Restricted Stock Awards shall be granted with respect to annual meetings that take place prior to the effective date of any such amendment. Each Restricted Stock Award shall be evidenced by a Stock Incentive Agreement which shall incorporate the applicable terms of the Plan.

     4.2 Shares Subject to Each Award. The number of shares of Stock subject to each Restricted Stock Award shall be determined by the Board of Directors at the time a determination is made to grant Restricted Stock Awards with respect to any particular annual meeting of shareholders, but in no event shall that number exceed the maximum potential Award Value divided by the Grant Value of the number of shares of Stock subject to the Restricted Stock Award (rounding down to the nearest whole number).

     4.3 Vesting. One-third (⅓) of the shares of Stock subject to a Restricted Stock Award shall vest on each of the first three (3) anniversary dates of the original grant date for that Restricted Stock Award, provided the Participant remains a member of the Board of Directors as of the applicable anniversary date. In the event a Participant ceases to be a member of the Board of Directors prior to the third anniversary of the grant date of a Restricted Stock Award, any unvested shares under that Restricted Stock Award shall be forfeited. Notwithstanding the preceding, all shares of Stock subject to the Restricted Stock Award shall become vested on the date the Participant ceases to be a member of the Board of Directors on account of death, Disability, upon attaining age 70 or upon a Change in Control.

     4.4 Escrow of Shares. Any certificates representing the shares of Stock awarded pursuant to a Restricted Stock Award shall be issued in the Participant's name, but shall be held by a custodian designated by the Committee (the “Custodian”) until such time as such shares of Stock become vested or are forfeited. Each Stock Incentive Agreement governing a Restricted Stock Award shall appoint the Custodian as the attorney-in-fact for the Participant until such time as shares of Stock become vested or are forfeited in accordance with Plan Section 4.3 with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant if the Participant forfeits such shares. In the event the shares of Stock subject to the Restricted Stock Award become vested, the Custodian shall deliver the certificate for such shares to the Participant. In the event the Participant forfeits any or all of the shares of Stock subject to the Restricted Stock Award, the Custodian shall deliver the certificate for such shares to the Company. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the Stock Incentive Agreement, applicable to shares of Stock not so held.

     4.5 Limitations on Transfer. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock held by the Custodian until the applicable vesting date determined pursuant to Plan Section 4.3 and any Disposition attempted prior to that date shall be void. The Company shall not recognize and shall not have the duty to recognize any Disposition not made in accordance with the Plan.

     4.6 Withholding. Upon the vesting of any Restricted Stock Award or the making of any election under Section 83(b) of the Code, the Company has the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements. A Participant may pay the withholding obligation in cash, or, if the applicable Stock Incentive Agreement provides, a Participant may elect (a “Withholding Election”) to tender back to the Company the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the date of vesting or election (as applicable), is sufficient to satisfy the minimum required federal, state and local, if any, withholding taxes arising from vesting of the Restricted Stock Award or the making of the Section 83(b) election. A Participant may make a Withholding Election by executing and delivering to the Company a properly completed notice of Withholding Election prior to the date on which the amount of tax required to be withheld is determined in such manner as may be further prescribed by the Committee. Any Withholding Election made will be irrevocable; provided further, however, that the Committee may in its sole discretion disapprove and give no effect to any Withholding Election. Any failure of a Participant to satisfy his or her tax withholding obligations in the manner provided in this Section 4.6 shall result in a forfeiture of the shares of Stock as to which the tax withholding obligations apply and to any other shares of Stock still subject to the Restricted Stock Award.

SECTION 5 DEFERRAL OF COMPENSATION

     5.1 Deferral to Deferred Compensation Accounts.

     (a) Each Participant may elect to defer his or her Nonretainer Compensation and/or Retainer Compensation, each in twenty-five percent (25%) increments to his or her Deferred Compensation Account. An election to defer Compensation hereunder shall be in writing and shall be made prior to the first day of each Plan Year for which such Compensation shall be earned. Except as provided in Plan Section 5.1(b), all elections to defer Compensation under this Section 5.1 shall be irrevocable as of the last day of the Plan Year immediately preceding the Plan Year for which it is effective and may only be made pursuant to an agreement between the Participant and the Company, which shall be in such form and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the amount of the Compensation of the Participant that the Participant desires to defer.

     (b) Notwithstanding the provisions of Plan Section 5.1(a), in the case of the first year a Participant becomes eligible to defer Compensation hereunder, such election must be made no later than thirty (30) days following the date the Participant becomes eligible to participate in the Plan, but only with respect to Compensation payable for services to be performed after the election is made. All elections to defer Compensation under this Section 5.1(b) shall be irrevocable as of the last day of the applicable thirty (30) day period. A Participant who has ceased to be eligible to participate in the Plan may be treated as a new Participant in accordance with Plan Section 5.1(a) only if the Participant has not been eligible to participate in the Plan (other than with respect to the receipt of earnings credits under Plan Section 6.3) for a period of at least twenty-four (24) months.

     5.2 Revocation of Elections. A Participant may not revoke or modify an election made pursuant to Plan Section 5.

     5.3 Revocation of Prior Elections. Participants’ deferral elections under the Plan, Old Plan or under the Prior Plan, as applicable, shall continue to be effective until a Participant makes a timely new deferral election under Plan Section 5.1. Any previously outstanding deferral election shall be deemed to be revoked by any new, timely deferral election.

SECTION 6 DEFERRED COMPENSATION ACCOUNTS

     6.1 Establishment of Accounts. A Deferred Compensation Account shall be established for each Participant and each Prior Participant.

     6.2 Crediting of Deferrals. A Participant's Deferred Compensation Account shall be credited with that portion of the Participant's Compensation that the Participant has elected to defer to his or her Deferred Compensation Account pursuant to Plan Section 5.1 as of the date such Compensation would otherwise have been paid to the Participant.

     6.3 Crediting Income. Each Deferred Compensation Account shall be credited as of the last day of each fiscal quarter of the Company with an assumed rate of income equal to the then prevailing rate payable with respect to ninety (90) day U.S. Treasury Bills, based on the weighted average balance of such account during such fiscal quarter.

     6.4 Distribution of Accounts.

     (a) Amounts credited to a Participant’s Deferred Compensation Account shall be distributed in either a single lump sum or annual installments (not to exceed five (5)), as designated by the Participant or the Prior Participant in his or her initial election under the Plan, Prior Plan or Old Plan, as applicable. A Participant’s one-time payment election pursuant to this Plan Section 6.4 must be made no later than the date his or her election pursuant to Plan Section 5.1 becomes irrevocable. A Participant may not revoke or modify an election made pursuant to this Section 6.4.

     (b) If an election pursuant to Plan Section 6.4(a) is not validly in effect, the Participant’s Deferred Compensation Account shall be paid in a lump sum in the calendar month following the calendar month in which the Participant experiences his or her Termination from Service.

     (c) Distribution of a Deferred Compensation Account shall be made (in the case of a lump sum payment) or commence (in the case of installment payments) in the calendar month immediately following the Participant’s or the Prior Participant’s seventieth (70th) birthday, or, if earlier, the January 15 or July 15 immediately following the date of the Participant’s Termination from Service. However, if the Participant or Prior Participant so elects in his or her one-time payment election under the Plan, Prior Plan or Old Plan, as applicable, the distribution (in the case of a lump sum payment) or the commencement of the distribution (in the case of installment payments) of the Participant’s or Prior Participant’s Deferred Compensation Account shall occur on any January 15 or July 15 subsequent to his or her Termination from Service as the Participant may elect in his or her one-time payment election; provided, however, that no such election shall have the effect of delaying the payment or commencement of payment (as applicable) beyond a Participant’s or Prior Participant’s seventieth (70th) birthday. If a Participant elects to have his or her Deferred Compensation Account distributed in installments, the amount of the first installment shall be a fraction of the value of the Participant’s Deferred Compensation Account, the numerator of which is one and the denominator of which is the total number of installments elected, and the amount of each subsequent installment shall be a fraction of the value (including income credited pursuant to Plan Section 6.3) on the date preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

     6.5 Distribution upon Death. In the event of the death of a Participant or Prior Participant prior to the date on which he or she is entitled to the commencement of payments of his or her Deferred Compensation Account in full, the value of such Deferred Compensation Account shall be determined as of the day immediately following the Participant’s or Prior Participant’s death and such amount shall be distributed in a single lump sum payment to the Participant’s or Prior Participant’s designated beneficiary and payment shall be made in the calendar month following the calendar month in which the Participant died. Upon the death of a Participant on or after the date on which he or she is entitled to the commencement of payments of his or her Deferred Compensation Account, the Participant’s designated beneficiary shall be entitled to receive the unpaid portion of the Participant’s Deferred Compensation Account. These payments shall be made according to the manner and method by which payments were payable to the Participant.

     6.6 Statement of Account. During March and September of each Plan Year, each Participant and Prior Participant shall be provided with statements of his or her Deferred Compensation Account as of the end of the third and first fiscal quarters of the Company, respectively.

     6.7 Participant’s Rights Unsecured. The right of any Participant or Prior Participant to receive future distributions under the provisions of Plan Section 6 shall constitute an unsecured claim against the general assets of the Company.

SECTION 7 STOCK AWARDS AND GRANT OF OPTIONS

     7.1 Elections to Purchase Shares.

     (a) Each Participant that has not attained his Target Ownership Level will be deemed to have elected to direct that sixty percent (60%) of his or her Retainer Compensation payable for each fiscal quarter of the Company following the Effective Date be allocated to the purchase of shares of Stock on his or her behalf pursuant to this Section 7. Once a Participant has been deemed to have elected to purchase Stock pursuant to this subsection (a), such deemed election will continue in effect until that Participant modifies or revokes this deemed election, in accordance with the provisions of Plan Section 7.1(b), after attaining the Target Ownership Level.

     (b) Each Participant who has attained his Target Ownership Level as of the first day of a fiscal quarter may make a discretionary election directing that up to sixty percent (60%) of his or her Retainer Compensation, in ten percent (10%) increments, be allocated to the purchase of Stock on his or her behalf. Such a discretionary election will be effective on the first day of the fiscal quarter of the Company that is at least six (6) months after the date it is filed with the Committee in the manner required by the Committee. Discretionary elections are irrevocable, as required by Rule 16b-3 under the Exchange Act as in effect prior to the effective date of Rule 16b-3 as adopted in 1991. As of the date the new Rule 16b-3 which was adopted in 1991 applies to the Company, discretionary elections may be revoked or modified effective on the first day of the fiscal quarter of the Company that begins at least six (6) months following the date the modified election is filed with the Committee in the manner required by the Committee. Notwithstanding the preceding, a discretionary election or a modification or revocation of a discretionary election may be given effect on an earlier date, if the Committee, in its sole discretion, permits, provided the Committee is satisfied such election, modification or revocation would not trigger the recovery of short-swing profits under Section 16 of the Exchange Act.

     (c) In the event a Participant ceases to be a member of the Board of Directors prior to earning that portion of his or her Retainer Compensation with respect to which the Participant has elected to purchase Stock under the Plan, the direction to purchase Stock shall terminate. For purposes of this Section, a Participant shall be deemed to have earned the Retainer Compensation payable for a fiscal quarter of the Company if he or she serves as a member of the Board of Directors of the Company for at least one day of that fiscal quarter.

     (d) Participants’ elections under the Prior Plan, other than an election made under Section 5.1 of the Prior Plan, shall be rendered null and void as of the Effective Date, provided stockholder approval of the Plan is obtained.

     7.2 Number of Shares Issued. As of the first day of each fiscal quarter for which a Participant has elected or is deemed to have elected to direct that Retainer Compensation be used for the purchase of Stock pursuant to Plan Section 7.1, the Participant shall be issued a number of shares of Stock equal to the amount, if any, of the Participant’s Retainer Compensation allocated to the purchase of Stock, multiplied by 1.15 and divided by the Fair Market Value of a share of Stock as of the issue date. Any Stock issued to a Participant pursuant to this Section 7.2 may not be transferred within three (3) years of the date of purchase, unless the Committee waives this restriction, in which case a waiver may not occur prior to the six-month anniversary of the date of the Stock issuance, unless the Committee is satisfied that the earlier waiver will not trigger recovery of short-swing profits under Section 16 of the Exchange Act.

     7.3 Option Grants. As of the first day of each fiscal quarter for which a Participant has been issued Stock pursuant to Plan Section 7.2, the Participant shall be granted an Option to purchase a number of shares of Stock equal to three (3) times the number of shares of Stock issued pursuant to Plan Section 7.2 for such fiscal quarter (the “Option Shares”). The Option Shares shall be exercisable at Fair Market Value as of the date of the option grant. Each Option granted pursuant to the Plan shall be evidenced by a Stock Incentive Agreement.

     7.4 Option Term. Each Option granted under this Plan shall not be exercisable or vested until six (6) months from the date the Option was granted. If the Participant terminates service as a director of the Company due to death, Disability, or retirement at or after age 50 upon expiration of any normal term of appointment, the unvested portion of the Option shall become fully vested and exercisable. Each Option also shall become fully vested and exercisable immediately prior to any Change in Control. If the Participant’s service as a director of the Company is terminated involuntarily other than due to Cause, a portion of the Option shall become vested and exercisable as follows: that portion determined by multiplying the total number of shares subject to the Option by a fraction, the numerator of which shall be the number of full months of the Participant’s service with the Company from the date of grant to the date of involuntary termination and the denominator of which shall be six (6). If the Participant’s service as a director of the Company is terminated involuntarily for Cause, the unvested portion of the Option shall be forfeited. Each Option shall have a maximum term of five (5) years, but shall expire no later than (i) ninety (90) days following any earlier termination of the Participant’s service as a director of the Company due to a voluntary resignation or involuntary termination other than for Cause; and (ii) fifteen (15) days following any earlier involuntary termination of the Participant’s service as a director of the Company for Cause.

     7.5 Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made (a) in cash; (b) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the exercise price multiplied by the number of Option Shares the Participant intends to purchase; or (c) in a cashless exercise through a broker. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

     7.6 Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Participant except by will or the laws of descent and distribution; provided, however, that the Chairperson of the Committee may (but need not) permit other transfers where the Chairperson concludes that such transferability (a) does not result in accelerated taxation, and (b) is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws or accounting consequences applicable to transferable options. During the lifetime of a Participant, Options shall be exercisable only by him or her or such permitted transferee; provided, however, that in the event the Participant is subject to a Disability and unable to exercise an Option, such Option may be exercised by such Participant’s legal guardian, legal representative, fiduciary or other representative whom the Chairperson deems appropriate based on applicable facts and circumstances.

     7.7 Cessation of Future Activity. Notwithstanding any other provision of this Section 7, a Participant shall neither be deemed to have elected nor be able to elect voluntarily to direct that his or her Retainer Compensation be paid to purchase shares of Stock pursuant to Plan Section 7.1 nor will a Participant be granted any Option to purchase a number of shares of Stock pursuant to Plan Section 7.3 effective for fiscal quarters of the Company beginning on or after August 31, 2005.

SECTION 8 GENERAL PROVISIONS

     8.1 Changes in Capitalization; Merger; Liquidation.

     (a) The number of shares of Stock reserved for the award of Stock Incentives, the number of shares of Stock subject to outstanding Stock Incentives, the number of shares to be awarded under an Annual Option or Restricted Stock Award and the exercise price of each outstanding Annual Option and Option shall be proportionately adjusted for any increase or decrease in the number of shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend (including, but not limited to, an extraordinary dividend) in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

     (b) If the Company shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, an appropriate adjustment shall be made to each Stock Incentive such that the Participant shall be entitled to receive or purchase, as applicable, the number and class of securities to which a holder of the number of shares of Stock at the time of the transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment shall be made in the exercise price of each outstanding Annual Option and Option. A dissolution or liquidation of the Company shall cause all Stock Incentives to terminate as to any portion thereof not vested and/or exercised as of the effective date of the dissolution or liquidation. In the event of a sale of substantially all of the Stock or property of the Company or the merger or consolidation of the Company into another entity where the acquiror does not agree to the assumption of the Annual Options and Options, the Committee shall be authorized to terminate the outstanding Annual Options and Options in consideration of the payment to each Participant holding such a Stock Incentive of an amount equal to the difference between the Fair Market Value of the Stock subject to the unexercised portion of the Annual Option or Option, as the case may be, and the aggregate exercise price of such Annual Option or Option.

     (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     8.2 Right to Remove Director. Nothing in the Plan or in any Stock Incentive Agreement shall confer upon any Participant the right to continue as a member of the Board of Directors or affect the right of the Company to terminate a Participant’s directorship at any time.

     8.3 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Participant shall, as a condition of exercise of any Annual Option or Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     8.4 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     8.5 Termination and Amendment of the Plan.

     (a) The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No termination, modification or amendment of the Plan, without the consent of a Participant who has been awarded a Stock Incentive or with respect to whom amounts have been credited to a Deferred Compensation Account, shall adversely affect the rights of that Participant under such Stock Incentive or with respect to such Deferred Compensation Account.

     (b) Notwithstanding the provisions of Plan Section 8.5(a), the Company reserves the right to:

(i) amend the Plan in any respect solely to comply with the provisions of Code Section 409A so as not to trigger any unintended tax consequences prior to the distribution of benefits provided herein;

     (ii) pay the lump sum value of Participants’ Deferred Compensation Accounts if the Company determines that such payment benefits will not constitute an impermissible acceleration of payments under one of the exceptions provided in Treasury Regulations Section 1.409A-3(j)(4)(ix), or any successor guidance; in such an event, payment shall be made at the earliest date permitted under such guidance; and/or

     (iii) make payments hereunder before such payments are otherwise due if it determines that the provisions of the Plan fail to meet the requirements of Code Section 409A and the rules and regulations promulgated thereunder; provided, however, that such payment(s) may not exceed the amount required to be included in income as a result of such failure to comply the requirements of Code Section 409A and the rules and regulations promulgated thereunder.

     8.6 Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval at the next meeting of stockholders held after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained at such meeting, any Stock Incentives granted pursuant to this amendment and restatement prior to such meeting shall be deemed null and void to the extent they would not have been permissible under the terms of the Prior Plan and the Prior Plan otherwise shall remain as in effect immediately prior to this amendment and restatement.

     8.7 Choice of Law. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law.

     8.8 Effective Date of Plan. The Plan, as amended and restated herein, shall become effective on the Effective Date, except as otherwise provided herein.

RUBY TUESDAY, INC.

By:
Title: Chairman of the Board
Chief Executive Officer and President
ATTEST:
By:
Title: Secretary

          [CORPORATE SEAL]

×	Votes must be indicated (x) in Black or Blue ink.					Please Mark Here for Address Change or Comments
SEE REVERSE SIDE
	FOR all nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for ALL nominees listed below	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
1. TO ELECT THREE CLASS I DIRECTORS FOR A TERM OF THREE YEARS TO THE BOARD OF DIRECTORS.				2. TO APPROVE THE AMENDMENT TO THE COMPANY’S STOCK INCENTIVE AND DEFERRED COMPENSATION PLAN FOR DIRECTORS.
Class I Nominees: 01 R. BRAD MARTIN 02 STEPHEN I. SADOVE 03 JAMES A. HASLAM, III				The Board of Directors recommends a vote FOR the approval of the amendment to the Company’s Stock Incentive and Deferred Compensation Plan for Directors.
				3. TO RATIFY THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 2, 2009.	FOR	AGAINST	ABSTAIN

*(INSTRUCTIONS: To withhold authority for any individual nominee, mark the “EXCEPTIONS” box above and strike a line through that nominee’s name in the list of nominees below the boxes.)

The Board of Directors recommends a vote FOR all director nominees listed above.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

Signature	Signature	Date

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. Please sign exactly as your name(s) appear(s) hereon. If shares are held jointly, each shareholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

▲  FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available until 11:59 PM Eastern Time the day prior to the Annual Meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/rt Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement
on the Internet at http://bnymellon.mobular.net/bnymellon/rt

RUBY TUESDAY, INC.

PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 20, 2008, and does hereby appoint Samuel E. Beall, III and Marguerite Naman Duffy, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Ruby Tuesday, Inc. (the “Company”) common stock, par value $.01 per share, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at the Company’s headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801, at 11:00 a.m., local time, on October 8, 2008, and at any adjournment(s) thereof.

     IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

     This proxy/voting instruction card, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted (i) FOR all director nominees listed on the reverse side hereof, (ii) FOR the amendment to the Company’s Stock Incentive and Deferred Compensation Plan for Directors, and (iii) FOR the ratification of the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 2, 2009.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

You can now access your RUBY TUESDAY, INC. account online.

Access your RUBY TUESDAY, INC. shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for RUBY TUESDAY, INC., now makes it easy and convenient to get current information on your shareholder account.

View account status View certificate history View book-entry information	View payment history for dividends Make address changes Obtain a duplicate 1099 tax form Establish/change your PIN

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